UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.           )

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☐      Definitive Proxy Statement

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BROADWIND ENERGY, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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3240 South Central Avenue

Cicero, IL 60804

Telephone: 708-780-4800

Dear Fellow Stockholder:

You are cordially invited to attend Broadwind’s Annual Meeting of Stockholders to be held on May 1, 2020 beginning at 8:00 a.m. local time, at Broadwind’s corporate office located at 3240 South Central Avenue, Cicero, Illinois 60804.

You are being asked to: (i) elect seven (7) directors to hold office for a term of one year or until their successors are duly elected and qualified, (ii) approve the Certificate of Amendment of the Certificate of Incorporation to change the name of the corporation from “Broadwind Energy, Inc.” to “Broadwind, Inc.” (the “Name Change”), (iii) cast a non-binding advisory vote to approve the compensation of our named executive officers (“Say-on-Pay” vote),  and (iv) ratify the appointment of RSM US LLP as our independent registered public accounting firm for 2020.

Our Board of Directors urges you to read the accompanying Proxy Statement and recommends that you vote FOR all of the proposed nominees for election to the Board, FOR the resolution approving the Name Change, FOR the resolution approving, on a non-binding advisory basis, the compensation of our named executive officers as described in the Proxy Statement, and FOR the ratification of the appointment of RSM US LLP as our independent registered public accounting firm for 2020.

We are again delivering our Proxy Statement and Annual Report under the Securities and Exchange Commission rules that allow companies to furnish proxy materials to their stockholders over the Internet. We will mail to our stockholders on or about March 19, 2020, a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy materials. The Notice and the Proxy Statement include instructions on how you can receive a paper copy of the proxy materials.

We appreciate and encourage stockholder participation in Broadwind’s affairs. Whether or not you plan to attend the Annual Meeting of Stockholders, it is important that your shares be represented. You may vote your shares by telephone or over the Internet. If you received a paper copy of the proxy card by mail, you may vote by signing, dating and mailing the proxy card in the envelope provided. Instructions regarding these three methods of voting are contained on the Notice or proxy card.

Thank you for your cooperation.

Very truly yours,

Eric B. Blashford President and Chief Executive Officer

Cicero, Illinois

March 19, 2020

BROADWIND ENERGY, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 1, 2020

Notice is hereby given to the holders of the shares of common stock of Broadwind Energy, Inc., a Delaware corporation, that the Annual Meeting of Stockholders (the “Annual Meeting”) will be held at 8:00 a.m. local time on Friday, May 1, 2020, at Broadwind’s corporate office located at 3240 South Central Avenue, Cicero, Illinois 60804, to consider and act upon the following matters:

1.To elect the seven (7) director nominees named in the attached Proxy Statement to serve on our Board of Directors for a term of one (1) year or until their successors are duly elected and qualified.

2.To approve the Certificate of Amendment of the Certificate of Incorporation to change our name from “Broadwind Energy, Inc.” to “Broadwind, Inc.” (the “Name Change”).

3.To cast a non-binding advisory vote to approve the compensation of our named executive officers (“Say-on-Pay” vote).

4. To ratify the appointment of RSM US LLP as our independent registered public accounting firm for 2020.

5.To consider and act upon such other matters as may properly come before the Annual Meeting and any adjournment or postponement thereof.

Only stockholders of record at the close of business on March 9, 2020 are entitled to notice of the Annual Meeting and to vote at the Annual Meeting or any adjournment or postponement thereof. We are again using the “Notice and Access” (Notice of Internet Availability) method of providing proxy materials to our stockholders via the Internet. We believe that this process should provide you with a convenient and quick way to access your proxy materials and vote your shares, while allowing us to conserve natural resources and reduce the costs of printing and distributing the proxy materials. On or about March 19, 2020, we will mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our Proxy Statement and Annual Report and vote electronically on the Internet or by telephone. The Notice also contains instructions on how to receive a paper copy of the proxy materials.

We ask that you review the Proxy Statement carefully and return your proxy promptly. Your vote is important. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares by telephone or over the Internet, as described in the enclosed materials and the Notice. If you received a copy of the proxy card by mail, you may sign, date and mail the proxy card in the envelope provided.

BY ORDER OF THE BOARD OF DIRECTORS

Stephanie K. Kushner
Chairman of the Board of Directors

Cicero, Illinois

March 19, 2020

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 1, 2020:

The Notice of Annual Meeting of Stockholders, Proxy Statement and Annual Report on Form 10-K are available on our Internet website, www.bwen.com.

BROADWIND ENERGY, INC.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 1, 2020

INTRODUCTION

Your proxy is solicited by the Board of Directors (the “Board”) of Broadwind Energy, Inc., a Delaware corporation (the “Company” or “Broadwind”), for the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 8:00 a.m. local time on Friday, May 1, 2020, at Broadwind’s corporate office located at 3240 South Central Avenue, Cicero, Illinois 60804, for the purposes set forth on the Notice of Annual Meeting of Stockholders, and at any adjournment or postponement thereof. The mailing address of our principal executive office is 3240 South Central Avenue, Cicero, IL 60804. We expect that the Notice of Internet Availability of Proxy Materials will first be mailed to stockholders on or about March 19, 2020.

You may vote your shares by telephone or over the Internet. If you receive a paper copy of the proxy card by mail, you may vote by signing, dating and mailing the proxy card in the envelope provided. Instructions regarding these three methods of voting are contained in the Notice of Internet Availability of Proxy Materials or proxy card. Telephone and Internet voting facilities will close at 11:59 p.m., Eastern Daylight Time, on April 30, 2020. If your shares are held in “street name,” you must instruct the record holder of your shares in order to vote.

INTERNET AVAILABILITY OF PROXY MATERIALS

Pursuant to the rules adopted by the Securities and Exchange Commission (the “SEC”), we are furnishing proxy materials to our stockholders primarily via the Internet, rather than mailing paper copies of these materials to each stockholder. We believe that this process expedites stockholders’ receipt of the proxy materials, reduces the costs of the Annual Meeting and helps conserve natural resources. On or about March 19, 2020, we will mail to each stockholder (other than those stockholders who previously had requested electronic or paper delivery) a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access and review the proxy materials, including our Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2019 (the “Annual Report”), on the Internet and how to access a proxy card or voting instructions to vote on the Internet or by telephone. The Notice also contains instructions on how to request a paper copy of the proxy materials. If you receive the Notice by mail, you will not receive a paper copy of the proxy materials unless you request one. If you would like to receive a paper copy of the proxy materials, please follow the instructions included in the Notice. We may at our discretion voluntarily choose to mail or deliver a paper copy of the proxy materials, including our Proxy Statement and Annual Report, to one or more stockholders.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Who is entitled to attend and vote at the Annual Meeting?

Stockholders of record at the close of business on March 9, 2020 (the “Record Date”) are entitled to attend and vote at the Annual Meeting. Each share of common stock is entitled to one vote. The Notice you received (or proxy card if you received these materials by mail) indicates the number of shares of our common stock that you own and are entitled to vote.

What constitutes a quorum at the Annual Meeting?

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of our common stock outstanding on the Record Date will constitute a quorum for purposes of the Annual Meeting. As of the Record Date, [ ________] shares of our common stock were issued and outstanding. Persons who were not stockholders on the Record Date will not be allowed to vote at the Annual Meeting. The common stock is the only outstanding class of our capital stock entitled to vote at the Annual Meeting. Each share of common stock is entitled to one vote on each matter to be voted upon at the Annual Meeting. No holders of any of our capital stock are entitled to cumulative voting rights. Proxies received but marked “abstain” and broker non-votes will be counted for purposes of determining whether a quorum exists at the Annual Meeting. A “broker non-vote” occurs when a broker does not vote on some matter on the proxy card because the broker does not have discretionary voting power for that particular item and has not received voting instructions from the beneficial owner. Please note that your bank or broker cannot vote on your behalf on “non-routine” proposals without your instructions. The ratification of the appointment of our independent registered public accounting firm is the only “routine” proposal on our agenda for the Annual Meeting. The election of directors, the approval of the amendment of the Certificate of Incorporation to change our name to Broadwind, Inc. (the “Name Change”), and the non-binding advisory proposal on the compensation of our named executive officers (“Say-on-Pay” vote), are each “non-routine” proposals.

How do I vote by proxy?

Stockholders can vote in person at the Annual Meeting or by proxy. There are three ways to vote by proxy:

•	By Telephone—Stockholders located in the United States (the “U.S.”) can vote by telephone by calling +1 800-690-6903 and following the instructions on the Notice or proxy card;
•	By Internet—You can vote on the Internet at www.proxyvote.com by following the instructions on the Notice or proxy card; or
•

By Mail—If you received your proxy materials by mail, you can vote by mail by signing, dating and mailing the proxy card enclosed therewith. No postage is required if your proxy card is mailed in the U.S.

If you vote by telephone or on the Internet by the applicable deadline, or properly fill in your proxy card if you received one by mail and we receive it in time to vote at the Annual Meeting, your “proxy” (the individual named on the Notice or proxy card) will vote your shares on your behalf as you have directed. If you sign and return a proxy card but do not make specific choices for the voting of your shares, then your proxy will vote your shares of common stock as recommended by the Board, as follows:

1.	FOR the election of all seven (7) nominees for director;
2.	FOR the resolution approving the Name Change
3.	FOR the resolution approving, on a non-binding advisory basis, the compensation of our named executive officers (“NEOs”) as described in this Proxy Statement; and
4.	FOR the ratification of the appointment of RSM US LLP (“RSM”) as our independent registered public accounting firm for 2020.

If any other matter is presented, your proxy will vote your shares in accordance with your proxy’s best judgment. At present, we know of no other business that is intended to be acted on at the Annual Meeting.

Can I vote by telephone or on the Internet?

Yes. Voting by telephone or on the Internet is fast, convenient and your vote is immediately confirmed and tabulated. If you choose to vote by telephone or on the Internet, instructions to do so are set forth on the Notice or proxy card. The telephone and Internet voting procedures are designed to authenticate votes cast by use of a control number, which appears in the marked area on the Notice or proxy card. These procedures, which comply with Delaware law, allow stockholders to appoint a proxy to vote their shares and to confirm that their instructions have been properly recorded. If you vote by telephone or on the Internet, your vote must be received by 11:59 p.m., Eastern Daylight Time, on April 30, 2020.

If you own your shares in your own name, you can vote by telephone or on the Internet in accordance with the instructions provided on the Notice or proxy card. If your shares are held by a bank, broker or other nominee, you can also vote by telephone or on the Internet. The instructions to vote by telephone or on the Internet will be provided on the voting form supplied by your bank or broker. You may need to contact your bank or broker to vote.

How do I vote if my shares are held by my broker?

If your shares are held by your broker in “street name,” you should instruct your broker concerning how to vote your shares in the manner provided by your broker.

How do I vote the shares I hold through the Company’s 401(k) plan?

If you are a participant in our 401(k) plan, you may vote the number of shares credited to your account as of the Record Date by instructing the plan’s trustee how to vote your shares pursuant to the instruction form being mailed to plan participants with the Notice or this Proxy Statement. Voting instructions must be received by the plan trustee by 11:59 p.m., Eastern Daylight Time, on April 30, 2020. If you do not provide clear voting instructions, or if you return voting instructions by mail and submit an unsigned voting form, the trustee will vote the shares in your account in accordance with the Board’s recommendations.

May I revoke my proxy and change my vote?

Yes. You may revoke your proxy and change your vote at any time before the Annual Meeting in one of four ways:

1.

Send a written notice to our Corporate Secretary at Broadwind Energy, Inc., 3240 South Central Avenue, Cicero, Illinois 60804 that is received prior to the Annual Meeting stating that you revoke your proxy;

2.	If you sent a proxy card by mail, complete a new proxy card bearing a later date and properly submit it so that it is received prior to the Annual Meeting;
3.

Log onto the Internet website specified on the Notice or proxy card in the same manner you would to submit your proxy electronically or call the toll-free number specified on the Notice or proxy card prior to 11:59 p.m. Eastern Daylight Time on April 30, 2020, in each case if you are eligible to do so and following the instructions on the Notice or proxy card; or

4.

Appear in person at the Annual Meeting, declare your prior proxy to be revoked and then vote in person at the Annual Meeting (although merely attending the Annual Meeting will not revoke your proxy). If a stockholder holds shares in “street name” by his or her broker and has directed such person to vote his or her shares, the stockholder should instruct such person to change his or her vote.

How do I vote in person?

If you plan to attend the Annual Meeting and vote in person, at your request, we will give you a ballot or a new proxy card when you arrive at the Annual Meeting. However, if your shares are held in the name of your broker, bank or other nominee, you must contact your broker, bank, or other nominee with respect to the procedure for you to vote in person.

What vote is required to approve each proposal?

1.

For the election of directors.  An affirmative vote of a majority of the shares of our common stock present in person or by proxy and entitled to vote at the Annual Meeting is required for the election of each director nominee (meaning that the number of shares voted “for” a nominee must exceed the number of shares of common stock voted “against” such nominee), with abstentions counted as a vote “against” that nominee’s election and broker non-votes not counted as a vote cast either “for” or “against” that nominee’s election, provided, however, that in a contested election of directors, which will not be the case at the Annual Meeting, directors shall be elected by a plurality of the votes cast on the election of directors (instead of by votes cast “for” or “against” a nominee).

2.

For the approval of the Name Change. An affirmative vote of a majority of the outstanding shares of our common stock entitled to vote (meaning that a majority of the outstanding shares of our common stock as of the Record Date must have voted “for” the Name Change for it to be approved). Abstentions and broker non-votes will have the effect of a vote cast “against” the Name Change.

3.

For the non-binding advisory vote to approve the compensation of our named executive officers (“Say-on-Pay” vote).  An affirmative vote of a majority of the votes cast (meaning the number of shares of common stock voted “for” the proposal must exceed the number of shares voted “against” the proposal), will constitute stockholder non-binding approval with respect to the compensation paid to our NEOs. Abstentions and broker “non-votes” will not be counted in determining the number of votes cast and, therefore, will have no effect on the outcome of this vote.

4.

For the ratification of the appointment of RSM as our independent registered public accounting firm for 2020.  An affirmative vote of a majority of the votes cast (meaning the number of shares of common stock voted “for” the proposal must exceed the number of shares voted “against” the proposal), is required to ratify the appointment of RSM as our independent registered public accounting firm for 2020. Abstentions will not be counted in determining the number of votes cast and, therefore, will have no effect on the outcome of this vote.

5.Other Matters.  At present, we know of no other matters to be presented for stockholder action at the Annual Meeting. If any other matter properly comes before the Annual Meeting, the appointees named in the proxies will vote the proxies in accordance with their best judgment.

Is the vote on the Say-on-Pay proposal binding on the Board?

Because the vote on the Say-on-Pay proposal is advisory, it will not be binding upon the Board. However, the Board values the opinions that our stockholders express in their votes and will take into account the outcome of the votes when considering future executive compensation arrangements as it deems appropriate.

Who pays for the proxy solicitation related to the Annual Meeting?

We will bear the cost of soliciting proxies, including the preparation, assembly and mailing of the Notice, proxies and soliciting material, as well as the cost of forwarding such material to beneficial owners of our common stock. Our directors, officers and regular employees may, without compensation other than their regular remuneration, solicit proxies personally or by telephone.

The Company may in its discretion engage, at its cost, a proxy solicitor to solicit proxies at the Annual Meeting.

How can I obtain additional information about the Company?

A copy of our Annual Report, without exhibits, is available as specified in the Notice or accompanies this Proxy Statement if you received it by mail. No portion of our Annual Report is incorporated herein and no part thereof is to be considered proxy soliciting material. We will furnish to any stockholder, upon written request, any exhibit described in the list accompanying our Annual Report, upon the payment, in advance, of reasonable fees related to us furnishing such exhibit(s). Any such requests should include a representation that the stockholder was the beneficial owner of shares of our common stock on the Record Date, and should be directed to our Corporate Secretary at Broadwind Energy, Inc., 3240 South Central Avenue, Cicero, IL 60804. You may also access our SEC filings and their exhibits, including the exhibits described in our Annual Report through our website at www.bwen.com or though the SEC’s website at www.sec.gov.

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which requires that we file reports, proxy statements and other information with the SEC. The SEC maintains a website on the Internet that contains reports, proxy and information statements, and other information regarding registrants, including the Company, that file electronically with the SEC. The SEC’s website address is www.sec.gov.

Will I have appraisal or similar dissenters’ rights in connection with the proposals being voted on at the Annual Meeting?

No. Appraisal or similar dissenters’ rights are not applicable to any of the matters being voted upon at the Annual Meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL HOLDERS AND MANAGEMENT

The following table sets forth as of the Record Date certain information regarding beneficial ownership of our common stock by:

•	Each person known to us to beneficially own 5% or more of our common stock;
•	Each of our executive officers named in the Summary Compensation Table, who in this Proxy Statement are collectively referred to as the “named executive officers” or “NEOs;”
•	Each of our directors (including nominees); and
•	All of our executive officers (as that term is defined in Rule 3b-7 under the Exchange Act) and directors as a group.

We have determined beneficial ownership in accordance with Rule 13d-3 under the Exchange Act. Beneficial ownership generally means having sole or shared voting or investment power with respect to securities. Unless otherwise indicated in the footnotes to the table, each stockholder named in the table has sole voting and investment power with respect to the shares of our common stock set forth opposite the stockholder’s name. We have based this table upon information supplied by our executive officers, directors and 5% stockholders, including filings with the SEC and information supplied by our transfer agent.

	Number and
	Percentage of Shares
	Beneficially Owned (1)
Name and Address of Beneficial Owner or Identity of Group (1)	Shares	Percentage
5% Beneficial Owners and Other Selling Stockholders
Grace and White, Inc. (2)	1,777,746	10.7%
AWM Investment Company, Inc. (3)	1,365,092	8.2%
Broadwind Energy, Inc. Employees' 401(K) (4)	847,470	5.0%
Executive Officers and Directors
Eric B. Blashford	97,122	*
Philip J. Christman	27,344	*
Terence P. Fox (5)	489,752	2.9%
Erik W. Jensen (6)	41,627	*
Stephanie K. Kushner (7)	468,447	2.8%
David P. Reiland	96,326	*
Thomas A. Wagner	63,849	*
Cary B. Wood	45,486	*
All current executive officers and directors as a group (11 persons)	1,404,817	8.1%

*      Less than 1%.

(1)   Based on ________ shares of our common stock issued and outstanding as of the Record Date. Shares not outstanding but deemed beneficially owned by virtue of the right of a person to acquire them as of the Record Date, or within sixty (60) days of the Record Date, are treated as outstanding when determining the percentage owned by such individual and when determining the percentage owned by a group.

(2)Based solely on information contained in a Schedule 13G/A filed on February 3, 2020 by Grace & White, Inc., a New York corporation, as investment adviser (“Grace & White”). Grace & White holds sole voting power with respect to 319,670 shares and sole dispositive power with respect to 1,777,746 shares. Grace & White is located at 515 Madison Avenue, Suite 1700, New York, NY 10022.

(3)Based solely on information contained in a Schedule 13G/A filed on February 12, 2020 by AWM Investment Company, Inc., a Delaware corporation (“AWM”). AWM is the investment adviser to Special Situations Cayman Fund, L.P., a Cayman Islands limited partnership (“Cayman”), Special Situations Fund III QP, L.P., a Delaware limited partnership (“QP”), Special Situations Technology Fund, L.P., a Delaware limited partnership (“Tech”), and Special Situations Technology Fund II, L.P., a Delaware limited partnership (“Tech 2”). As investment adviser, AWM holds sole voting and investment power over and is deemed to beneficially own 1,365,092 shares held by Cayman, QP, Tech and Tech 2. AWM is located at 527 Madison Avenue, Suite 2600, New York, NY 10022.

(4)Based solely on information contained in a Schedule 13G filed on February 11, 2020 by Delaware Charter Guarantee & Trust Company dba Principal Trust Company as Trustee for the Broadwind Energy, Inc., Employee’ 401(k) Plan. The Broadwind Energy, Inc. Employees’ 401(k) Plan holds 911,360 shares of common stock. The shares of common stock held by executive officers are included in their respective share count.

(5)Includes 200,000 shares owned by Terence P. Fox and Paula L. Fox Irrevocable Trust 2005

(6) Mr. Jensen was our Vice President and Chief Human Capital Officer (“CHCO”) until he separated from the Company effective December 31, 2019.

(7)Includes 54,362 vested but unexercised options to purchase our common stock.  Ms. Kushner was our President and Chief Executive Officer (“CEO”) until she retired effective March 1, 2020, at which time the Board appointed Eric B. Blashford as our President and CEO.

DIRECTORS AND DIRECTOR COMPENSATION

The names and ages of all of our directors and the positions held by each are as follows:

Name	Age	Position
Stephanie K. Kushner	64	Director, Chairman of the Board
Cary B. Wood (1) (2)	53	Lead Independent Director
Eric B. Blashford	55	Director; President and CEO
Philip J. Christman (1) (2)	58	Director
Terence P. Fox (2) (3)	67	Director
David P. Reiland (1) (3)	66	Director
Thomas A. Wagner (2) (3)	68	Director

(1)	Member of the Audit Committee.
(2)	Member of the Compensation Committee.
(3)	Member of the Governance/Nominating Committee.

Stephanie K. Kushner has served as a member of the Board since February 23, 2016 and has been Chairman of the Board since March 1, 2020.  Ms. Kushner served as President and CEO of Broadwind from May 2016 to February 2020, and as our Chief Financial Officer and Treasurer from August 15, 2009 to August 7, 2017. She served as Broadwind’s interim President and CEO from November 30, 2015 to May 16, 2016. Ms. Kushner has more than 30 years of accounting and finance experience, including serving as Chief Financial Officer for publicly traded global manufacturer Federal Signal Corporation (NYSE: FSS) (“Federal Signal”) from 2002 to 2008. She held several global finance leadership positions with FMC Corporation (NYSE: FMC), and began her career with Amoco Corporation (NYSE:BP), both public companies. From May 2011 to November 2014, Ms. Kushner served on the Board of Directors of Columbus McKinnon Corporation, a publicly-traded global manufacturer of material handling equipment. From February 2004 to May 2010, she served on the Board of Directors of Wabash National Corporation, a publicly-traded manufacturer of commercial fleet and consumer/retail transportation equipment. Ms. Kushner holds a bachelor’s degree in economics from Douglass College at Rutgers University and a Master of Business Administration degree from the Wharton School. The Governance/Nominating Committee concluded that Ms. Kushner should serve as a director nominee as of the date of this Proxy Statement on the basis of her knowledge of our operations in her role as our President and CEO and former Chief Financial Officer, as well as her more than 30 years of global industrial business leadership and more than 10 years of experience on the boards of multiple public companies.

Cary B. Wood has served as a member of the Board since May 18, 2016 and as Lead Independent Director since March 1, 2020. He is Chairman of the Compensation Committee and is also a member of the Audit Committee and is designated a financial expert. In December 2019, Mr. Wood was named Chief Executive Officer of Grede Holdings, LLC, a full-service supplier of ductile and gray iron metal components and solutions for the automotive, heavy truck and  other industrial end markets. From July 2017 to January 2019, Mr. Wood was the President and Chief Executive Officer of Angelica Corporation, a leading provider of textiles to the healthcare industry. He served as Chief Executive Officer and director of Sparton Corporation (NYSE: SPA) from November 2008 to February 2016, and as its President from April 2009 to February 2016. From August 2004 to November 2008, Mr. Wood served in several roles, including interim Chief Executive Officer and Chief Operating Officer, for Citation Corporation, now Grede Holdings, LLC.  Since 2017, Mr. Wood has been  a member of the Board of Directors of Westell Corporation (NASDAQ:WSTL) where he chairs  the Compensation Committee and is a member of the Audit Committee.  Mr. Wood has served on the Board of Directors of M&G Duravent, Inc., a privately-held venting systems firm, since January 2017. Mr. Wood served on the Board of Directors of Vishay Precision Group, Inc. (NYSE: VPG), a designer, manufacturer and marketer of resistive foil technology, sensors and sensor-based systems for niche industrial applications from March 2016 until his term expired in May 2018. Mr. Wood began his career with General Motors Corporation, followed by a move to United Technologies Corporation, where he served in a variety of general management, operations and engineering roles. Mr. Wood received a Bachelor of Science degree in Technology from Purdue University in 1989, a Master of Science degree in Industrial Operations in the School of Management from Lawrence Technological University in 1995, and a Master of Business Administration degree in Finance from Loyola University-Chicago in 2014. The Governance/Nominating Committee

concluded that Mr. Wood should serve as a director nominee as of the date of this Proxy Statement on the basis of his broad experience in executive management, operations, corporate turnarounds and corporate growth strategies.

Eric B. Blashford has served as member of the Board and as President and CEO since March 1, 2020. Prior to that, Mr. Blashford served as Chief Operating Officer of Broadwind from May 2018 to February 2020 and President of Broadwind Heavy Fabrications, Inc. formerly known as Broadwind Towers, Inc. (“Broadwind Towers”) from October 2014 to May 2019. From January 2012 to October 2014, he served as President of a group of businesses owned by The Heico Companies, LLC, including Barko Hydraulics, LLC, Pettibone Traverse Lift, LLC, and Tiffin Parts, LLC, all of which are manufacturers of heavy duty off road vehicles (and parts) for the forestry, material handling, oil and gas, and construction industries. For the five years prior to joining Heico, Mr. Blashford served as President for a group of companies owned by The Scott Fetzer Co., servicing the truck equipment, electrical fittings and industrial equipment markets. He started his career with Waltco Truck Equipment Company, where he served in various accounting and operational roles. Mr. Blashford holds a Bachelor of Science degree in Accounting from the University of Akron and a Masters of Business Administration from Kent State University, and is a registered Certified Public Accountant (non-practicing) in the state of Ohio. The Governance/Nominating Committee concluded that Mr. Blashford should serve as a director nominee as of the date of this Proxy Statement because of his extensive knowledge and understanding of our business.

Philip J. Christman has served as a member of the Board since October 22, 2018. He is a member of the Audit Committee and the Compensation Committee. Mr. Christman has served as the President, Operations of Navistar International Corporation (with its affiliates, “Navistar”), a leading manufacturer of commercial trucks, buses, defense vehicles and engines, since May 2017. Prior to holding this position, he held various positions with Navistar, including Vice President, Strategy from June 2015 to May 2017, Chief Procurement Officer from November 2014 to June 2015, Vice President, Engineering from July 2014 to November 2014, President, Global Business from November 2008 to July 2014, Vice President General Manager Vocational Trucks from June 2006 to November 2008. Earlier in his career Mr. Christman held various leadership roles in operations. Mr. Christman received a Bachelor of Science degree in Mechanical Engineering from Indiana Institute of Technology and a Master of Business Administration from Ball State University. The Governance/Nominating Committee concluded that Mr. Christman should serve as a director nominee as of the date of this Proxy Statement on the basis of his extensive operation, business leadership and corporate growth strategy.

Terence P. Fox has served as a member of the Board since February 2006. He is Chairman of the Governance/Nominating Committee. Mr. Fox, along with three other individuals, founded Tower Tech Systems Inc., the company around which we were built through a series of acquisitions. He has been a partner in the law firm of Kummer, Lambert, Fox & Glandt, LLP, and its predecessor, Dewane,  Dewane,  Kummer, Lambert & Fox, LLP, located in Manitowoc, Wisconsin, since June 1987, where one of his primary areas of practice is business and commercial law. Mr. Fox graduated from the University of Wisconsin—Milwaukee and the Marquette University Law School. He has many business and real estate interests and sits on the boards of directors of several non-profit and for-profit organizations in the Manitowoc, Wisconsin area. The Governance/Nominating Committee concluded that Mr. Fox should serve as a director nominee as of the date of this Proxy Statement on the basis of his leadership and business experience, his legal expertise, and his extensive knowledge of our history and our growth and development over time.

David P. Reiland has served as a member of the Board since April 16, 2008. He served as Chairman of the Board from May 17, 2010 to February 29, 2020.  He is Chairman of the Audit Committee and is designated as a financial expert, and is also a member of the Governance/Nominating Committee. Mr. Reiland was employed by Magnetek, Inc. (“Magnetek”) from August 1986 until January 2009, where he held numerous high-level positions, including Executive Vice President, Chief Financial Officer, Controller and Vice President of Finance, and served as CEO and President of Magnetek from October 2006 until October 2008. He also served on the Board of Directors of Magnetek from October 2006 to September 2015. Magnetek develops, manufactures and markets power and motion control systems and was a public company until its acquisition by Columbus McKinnon Corporation in September 2015. Mr. Reiland is a Certified Public Accountant who holds an undergraduate degree in financial management from California State University, Long Beach, and a Master of Business Administration degree from the University of Southern California. The Governance/Nominating Committee concluded that Mr. Reiland should serve as a director nominee as of the date of this Proxy Statement on the basis of his extensive leadership experience and financial expertise.

Thomas A. Wagner has served as a member of the Board since March 25, 2011. He is a member of the Compensation Committee and the Governance/Nominating Committee. From July 2012 until his retirement in October 2015, Mr. Wagner was the Chief Product Officer at Ogin, Inc., a wind turbine design and supply company. He is currently supporting various consulting assignments and working on products with potential to consume environmental carbon dioxide.  Mr. Wagner has worked in the diversified energy industry for more than 30 years. Mr. Wagner holds a Bachelor of Science degree in engineering from Cornell University and a Master of Science degree in mechanics from Rensselaer Polytechnic Institute. The Governance/Nominating Committee concluded that Mr. Wagner should serve as a director nominee as of the date of this Proxy Statement on the basis of his demonstrated technology leadership over the course of his career, as well as his strong technical background and understanding of the products that we provide and the industries in which we operate.

None of our directors are party to any agreement or arrangement that would require disclosure pursuant to NASDAQ Rule 5250(b)(3).  In addition, none of our “related persons” are party to any agreement or arrangement that would require disclosure pursuant to Regulation S-K, Item 404(d).

2019 Director Compensation

The Compensation Committee and the Board determined that the compensation paid to non-employee directors for service on the Board and its committees would remain unchanged for 2019. Under the Amended and Restated Broadwind Energy, Inc. Board Compensation Program first approved in January 2016, (the “Board Compensation Program”), each eligible non-employee director receives an annual equity grant of RSUs with a grant value of $35,000 and a cash fee of $10,000 per calendar quarter.

Pursuant to the Board Compensation Program, on April 24, 2019 each of Messrs. Christman, Fox, Reiland, Wagner and Wood was granted a RSU award representing the right to receive 18,324 shares of our common stock upon vesting,  calculated using a per share price of $1.91, the closing stock price of our common stock on the date of the grant. The RSU awards vest one year after the date of grant.

All non-employee directors are subject to our stock ownership guidelines adopted in March 2011, which provide that, within five years of joining the board, each non-employee director shall own a number of shares of our common stock having a value equal to three times the annual cash retainer fees earned by the director in the immediately preceding calendar year. Please see the discussion below under the heading “Stock Ownership Guidelines” for more information.

Each non-employee director is eligible to participate in the Broadwind Energy, Inc. Deferred Compensation Plan (the “Deferred Compensation Plan”), which was adopted by the Board on October 24, 2007. The Deferred Compensation Plan is an unfunded arrangement subject to the provisions of Section 409A of the U.S. Internal Revenue Code of 1986, as amended (the “IRC”). The value of each participant’s account is deemed invested in shares of our common stock and is generally payable upon the director’s departure from the Board. There were no deferments in 2019.

2019 Director Compensation Table

The following table sets forth 2019 compensation information for our non-employee directors. Ms. Kushner received no additional compensation for her services as a director while she was an employee of Broadwind. The compensation received by Ms. Kushner as our employee is listed in the 2019 Summary Compensation Table set forth in this Proxy Statement.

	Fees Earned or	Stock
Name	Paid in Cash (1)	Awards (2)	Other	Total
Terence P. Fox	$40,000	$35,000	$—	$75,000
Director
David P. Reiland	$40,000	$35,000	$—	$75,000
Director, Chairman of the Board
Thomas A. Wagner	$40,000	$35,000	$—	$75,000
Director
Cary B. Wood	$40,000	$35,000	$—	$75,000
Director
Philip J. Christman	$40,000	$35,000	$—	$75,000
Director

(1) Represents fees earned for service in 2019, regardless of when paid.

(2) Stock Awards represents the aggregate grant date fair value of RSUs awarded during 2019, calculated in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718—Compensation—Stock Compensation (“ASC Topic 718”), under the Broadwind Energy, Inc. Amended and Restated 2015 Equity Incentive Plan (the “A&R 2015 EIP”), and assumes no forfeiture rates derived in the calculation of the grant date fair value of the awards. The assumptions used to determine the valuation of these awards are discussed in Note 14 to our consolidated financial statements included in our Annual Report. As of December 31, 2019, each director had a RSU award representing the right to receive 18,324 shares of our common stock upon vesting, calculated using a per share price of $1.91, the closing stock price for our common stock on the date of grant. The RSU awards vest on April 23, 2020, one year after the date of grant.

CORPORATE GOVERNANCE

Independence

The Board has determined that currently and at all times during the year ended December 31, 2019, all members other than Ms. Kushner, our former President and CEO, are and have been “independent” as defined by the listing standards of the NASDAQ Stock Market (“NASDAQ”). Ms. Kushner was not independent since she also served as an executive officer of the Company. The Board considers in its evaluation of independence information provided by the directors and any nominees in questionnaires and other certifications concerning their relationship to us and any existing related party transactions, which are discussed below in this Proxy Statement in the section entitled “Certain Transactions and Business Relationships.”

Code of Ethics and Business Conduct

We have a written Code of Ethics and Business Conduct (“Code of Ethics”) that applies to all of our employees, directors and officers, including our principal executive officer, principal financial officer, principal accounting officer or controller and persons performing similar functions. Our Code of Ethics addresses such topics as protection and proper use of our assets, compliance with applicable laws and regulations, accuracy and preservation of records, accounting and financial reporting, conflicts of interest, and insider trading. The Code of Ethics is posted on our Internet website, www.bwen.com, and is available in print, free of charge, to any stockholder who sends a request for a paper copy to Broadwind, Attn: Corporate Secretary, 3240 South Central Avenue, Cicero, IL 60804. We intend to include on our website any amendment to, or waiver from, a provision of our Code of Ethics that applies to any of our directors or executive officers that relates to any element of the code of ethics definition enumerated in Item 406(b) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

Board Leadership Structure

The Board regularly considers the appropriate leadership structure for the Company. Mr. Reiland served as the independent Chairman of our Board during 2019. However, following her retirement as President and CEO of the Company, the Board appointed Ms. Kushner as Chairman of the Board of Directors.  At the same time, in view of Ms. Kushner’s tenure as an employee, the Board named Cary Wood as Lead Independent Director (as elected by the independent directors). These new appointments were deemed appropriate given Mr. Reiland’s nearly 10-year tenure as Chairman, and Ms. Kushner’s deep understanding of the business and industries served. The addition of the Lead Independent Director position reflects the Board’s belief that it is important to provide independent leadership of the outside Board members to ensure the Board remains closely aligned with stockholders, continues to promote oversight of risk and manages the relationship between the Board and the CEO.

Risk Oversight

The Board and its Audit Committee play an active role in the oversight of risk and our risk management practices. The Audit Committee primarily is responsible for reviewing financial and compliance risks, with the full Board responsible for other risks. We conduct comprehensive Enterprise Risk Assessments on a periodic basis, and review the results with the Board at a regularly scheduled meeting. We update the Board regularly on actions taken as a result of the Enterprise Risk Assessments. Because of our size and available resources, we do not have a dedicated risk management function; rather, certain of our employees are charged with responsibility for specific risk areas, including for example operational risks, liquidity risks, legal risks and compliance risks. These individuals make periodic reports to the Board and the Audit Committee on their areas of risk oversight.

Stockholder Communications with the Board of Directors

Stockholders may communicate directly with the Board or any of its individual members. Any such communication should be directed to our Corporate Secretary at the address below and should prominently indicate on the outside of the envelope that it is intended for the Board or for non-employee directors, and our Corporate Secretary will forward the communication to all specified directors. If no director is specified, the communication will be forwarded to the entire Board. Stockholder communications to the Board should be sent to:

Broadwind Attn: Corporate Secretary 3240 South Central Avenue Cicero, IL 60804

Director Attendance at Annual Meetings

Directors’ attendance at our Annual Meetings can provide our stockholders with an opportunity to communicate with directors about issues affecting us. Our Principles of Corporate Governance encourage our directors to attend the Annual Meetings. All of our then-current directors attended our 2019 Annual Meeting of Stockholders.

Committee and Board of Directors Meetings

During 2019, the Board met six (6) times, including in-person and telephonic meetings. The directors also communicated informally to discuss our affairs and, when appropriate, took formal action by unanimous written consent of all directors, in accordance with our Certificate of Incorporation and Bylaws and Delaware law. Executive sessions of the independent directors are scheduled at least twice per year in conjunction with regularly scheduled Board meetings.

The Board has three standing committees: the Audit Committee, the Compensation Committee and the Governance/Nominating Committee.  In 2019, each director attended 100% of the meetings of the Board and of committees of which he or she was a member.

Current Committee Membership

The following table sets forth the current membership of each of the Board’s committees.

Audit Committee	Compensation Committee	Governance/Nominating Committee
David P. Reiland (Chairman)	Cary B. Wood (Chairman)	Terence P. Fox (Chairman)
Philip J. Christman	Philip J. Christman	David P. Reiland
Cary B. Wood	Terence P. Fox	Thomas A. Wagner
Thomas A. Wagner

Audit Committee

The Board maintains an Audit Committee comprised of three independent directors, including two financial experts (as defined below). The current members of the Audit Committee are Messrs.  Reiland (Chairman), Christman and Wood. The Board and the Audit Committee believe that the Audit Committee’s current member composition satisfies the NASDAQ requirements and the criteria of Section 10A(m)(3) and Rule 10A-3 of the Exchange Act.

Audit Committee Scope of Authority and Charter

The primary function of the Audit Committee is assisting the Board with oversight responsibilities, including with respect to the following: (a) the financial reports and other material financial information we provide to any governmental body or the public; (b) the relationship with our independent accountants (including appointment and compensation) who report directly to the Audit Committee; (c) pre-approval of all audit services and non-audit services to be performed by our independent accountants; (d) our systems of internal and external reporting processes and internal controls regarding finance, accounting, legal compliance and ethics; (e) oversight with respect to related party transactions and any complaints received by us regarding accounting, internal accounting controls and auditing; (f) preparation of an annual Audit Committee Report to be presented to the Board; and (g) our auditing, accounting and financial reporting processes generally. The Audit Committee charter is posted on our Internet website, www.bwen.com, and may be amended by approval of the Board, upon recommendation by the Governance/Nominating Committee. The Audit Committee met four (4) times in 2019.

Audit Committee Financial Expert

The Board has determined that Messrs. Reiland and Wood are “audit committee financial experts” as defined in Item 407(d)(5)(ii) of Regulation S-K. The designation of Messrs. Reiland and Wood as audit committee financial experts do not impose on Messrs. Reiland and Wood any duties, obligations or liabilities that are greater than the duties, obligations and liability imposed on Messrs. Reiland and Wood as members of the Audit Committee and the Board in the absence of such designation or identification.

Audit Committee Report

In accordance with its written charter adopted by the Board, the Audit Committee assists the Board with fulfilling its oversight responsibility regarding the quality and integrity of the Company’s accounting, auditing and financial reporting practices. In discharging its responsibilities regarding the audit process, the Audit Committee:

(1)	reviewed and discussed the audited financial statements with management;
(2)	discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 1301, as amended (Communications with Audit Committees); and
(3)

received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and discussed with the independent registered public accounting firm its independence.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, for filing with the SEC.

Members of the Audit Committee:
David P. Reiland (Chairman)
Philip J. Christman
Cary B. Wood

Compensation Committee

Responsibility for evaluating our compensation policies, oversight of management’s performance and recommendations regarding compensation of senior management has been delegated by the Board to the Compensation Committee. The current members of the Compensation Committee are Messrs. Wood (Chairman), Christman, Fox and Wagner. The Board believes that each member of the Compensation Committee satisfies the independence requirements of NASDAQ Rule 5605(d) and Rule 10C-1 under the Exchange Act.

Compensation Committee Scope of Authority and Charter

Under the Compensation Committee’s written charter, the primary duties and responsibilities of the Compensation Committee include the following: (a) periodically review with management our philosophy of compensation, taking into consideration enhancement of stockholder value from a short, intermediate and long-term perspective; (b) annually consider  strategic and operating plans and the various compensation plans for which the Compensation Committee is responsible; (c) review individual and Company performance goals and objectives of our CEO and other senior management, evaluate such officers’ performance in light of these goals, and determine and approve appropriate compensation levels and equity grants; (d) oversight with respect to compensation policies and plans, including incentive plans, equity plans, benefits and perquisites of senior management; (e) general oversight and risk assessment with respect to human resources policies, strategies and programs and employee benefit plans; (f) recommend compensation plans for members of the Board; and (g) assess potential conflicts of interest raised by the work of compensation consultants that are involved in determining or recommending executive or director compensation. The Compensation Committee’s charter is posted on our Internet website, www.bwen.com, and may be amended by approval of the Board, upon recommendation by the Governance/Nominating Committee. The Compensation Committee met five (5) times in 2019.

The Board and the Compensation Committee make compensation decisions regarding our executive officers. In making its compensation decisions and recommendations, the Compensation Committee may take into account the recommendations of our CEO and other senior management, which, as defined in the Compensation Committee charter, includes any officer who reports directly to our CEO and any other officer of the Company or our subsidiaries so designated by our CEO. Other than giving such recommendations, however, our CEO and other senior management have no formal role and no authority to determine the amount or form of executive and director compensation.

The Compensation Committee may, at our expense, retain legal counsel (which may be, but need not be, our regular corporate counsel) and other consultants and advisors to assist it with its functions. The Compensation Committee has authority to approve such consultants’ and advisors’ fees and other retention terms and to terminate its relationship with any such consultant or advisor. The Compensation Committee will assess the independence of any such legal counsel, consultants or advisors to the extent required by applicable SEC and NASDAQ rules. For additional information regarding these services, please see the discussion entitled “Role of Compensation Consultant” included in the Compensation Discussion and Analysis section of this Proxy Statement. In addition, the Compensation Committee has authority to delegate its responsibilities to subcommittees or individual Compensation Committee members.

Governance/Nominating Committee

The current members of the Governance/Nominating Committee are Messrs. Fox (Chairman), Reiland and Wagner. The Board believes that each member of the Governance/Nominating Committee satisfies the independence requirements of NASDAQ Rule 5605(e). The nominees for election to the Board at the Annual Meeting were recommended by the Governance/Nominating Committee. The Governance/Nominating Committee charter is posted on our Internet website, www.bwen.com, and may be amended by approval of the Board, upon recommendation by the Governance/Nominating Committee. The Governance/Nominating Committee met two (2) times in 2019.

The Governance/Nominating Committee reviews director nominees proposed by stockholders. A stockholder who wishes to recommend one or more director nominees must provide a written recommendation to our Corporate Secretary, at Broadwind Energy, Inc., 3240 South Central Avenue, Cicero, IL 60804. In order to recommend a nominee for director at an Annual Meeting pursuant to our Bylaws, our Corporate Secretary must receive the written nomination not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding Annual Meeting (or, if the Annual Meeting is called for a date that is not within 30 days before or after such anniversary date, the written nomination must be so received not later than the close of business on the 10th day following the day on which notice of the date of the Annual Meeting was mailed or public disclosure of the date of the Annual Meeting was made, whichever first occurs).

Our Bylaws require that a notice of a recommendation must include:

•	with respect to the stockholder giving the notice:
•	the name and record address of such stockholder and the beneficial owner, if any, on whose behalf the nomination is made,
•	the class or series and number of shares of our capital stock which are owned beneficially or of record by such stockholder or such beneficial owner,
•

whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares) has been made, the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, such stockholder or beneficial owner with respect to any shares of our stock (which information shall be updated by such stockholder and beneficial owner, if any, as of the record date or dates for the determination of stockholders entitled to notice of and to vote at the Annual Meeting not later than ten days after such record date or dates, and in any event, not later than one business day prior to the date of the Annual Meeting),

•

a description of all arrangements or understandings between such stockholder or beneficial owner and each proposed director nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder,

•	a representation that such stockholder intends to appear in person or by proxy at the Annual Meeting to nominate the person(s) named in its notice, and
•

any other information relating to such stockholder or beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.

•	with respect to the director nominee:
•	the name, age, business address and residence address of such director nominee,
•	the principal occupation or employment of such director nominee,
•	the class or series and number of shares of our capital stock which are owned beneficially or of record by such director nominee,

•

whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares) has been made, the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, such director nominee with respect to any shares of our stock (which information shall be updated by such stockholder as of the record date or dates for the determination of stockholders entitled to notice of and to vote at the Annual Meeting not later than ten days after such record date or dates, and in any event, not later than one business day prior to the date of the Annual Meeting), and

•

any other information relating to such stockholder or such beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.

Such notice must be accompanied by a written consent of each proposed director nominee being named as a nominee and to serve as a director if elected. No person shall be eligible for election as a director unless nominated in accordance with the procedures set forth in our Bylaws.

The Governance/Nominating Committee is responsible for matters relating to the selection of candidates for, and the tenure of the members of, the Board; for developing and recommending to the Board our Principles of Corporate Governance; and for overseeing and carrying out policies and processes that enhance the effective and efficient governance of the Company.

The Governance/Nominating Committee will consider candidates for the Board who are recommended by stockholders, directors, third party search firms engaged by us, and other sources. When selecting candidates for recommendation to the Board, the Governance/Nominating Committee will consider the attributes of the candidates and the needs of the Board and will review all candidates in the same manner, regardless of the source of the recommendation. In evaluating director nominees, a candidate should have certain minimum qualifications, including being able to read and understand basic financial statements, having familiarity with our business and industry, having high moral character and mature judgment, and being able to work collegially with others. In addition, factors such as the following shall be considered:

•

independence standards, the presence of any material interests that could cause a conflict between our interests and the interests of the director nominee, and the director nominee’s ability to exercise his or her best business judgment in the interest of all our stockholders;

•	the director nominee’s willingness to adhere to our Code of Ethics;
•

the director nominee’s ability to devote sufficient time to the business of the Board and at least one of the standing committees of the Board, in light of the number of other boards on which the director nominee serves (for profit and not-for-profit) and the other business and professional commitments of the director nominee;

•	the appropriate size and the diversity of the Board;
•

the knowledge, skills and experience of the director nominee, including experience in the industries in which we operate, as well as in the general areas of business, finance, management and public service, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board;

•	the director nominee’s familiarity with domestic and international business matters;
•	legal and regulatory requirements that are applicable to us;
•	the director nominee’s experience with accounting rules and practices;

•	the director nominee’s ability to enhance the relationship of our business to the changing needs of society; and
•	the desire of the Board to balance the considerable benefit of continuity with the periodic injection of the fresh perspective provided by new members.

In February 2015, the Board amended our Principles of Corporate Governance to establish a mandatory retirement age of 72 years old for directors, provided that the Board may choose to make an exception to this policy when it determines that doing so would be in the best interests of the Company and our stockholders.

The Governance/Nominating Committee believes in an expansive definition of diversity that includes differences of experience, education and talents, among other things. The Broadwind Energy, Inc. Governance/Nominating Committee Policies for Director Nominations and Stockholder Proposals is available on our website, www.bwen.com.

EXECUTIVE OFFICERS

The names and ages of our current executive officers and the positions held by each are as follows:

Name	Age	Position
Eric B. Blashford	55	CEO and President
Jason L. Bonfigt	42	Chief Financial Officer, Vice President and Treasurer
Daniel E. Schueller	57	President, Broadwind Heavy Fabrications, Inc.
Gilbert M. Mayo, Jr.	58	President, Broadwind Industrial Solutions, LLC
Wayne W. Hanna	66	President, Brad Foote Gear Works, Inc.

Eric B. Blashford has served as member of the Board and as President and CEO since March 1, 2020. Prior to that, Mr. Blashford served as Chief Operating Officer of Broadwind from May 2018 to February 2020 and President of Broadwind Towers from October 2014 to May 2019. From January 2012 to October 2014, he served as President of a group of businesses owned by The Heico Companies, LLC, including Barko Hydraulics, LLC, Pettibone Traverse Lift, LLC, and Tiffin Parts, LLC, all of which are manufacturers of heavy duty off road vehicles (and parts) for the forestry, material handling, oil and gas, and construction industries. For the five years prior to joining Heico, Mr. Blashford served as President for a group of companies owned by The Scott Fetzer Co., servicing the truck equipment, electrical fittings and industrial equipment markets. He started his career with Waltco Truck Equipment Company, where he served in various accounting and operational roles. Mr. Blashford holds a Bachelor of Science in Business Administration degree in Accounting from the University of Akron and a Masters of Business Administration degree from Kent State University, and is a registered Certified Public Accountant (non-practicing) in the state of Ohio.

Jason L. Bonfigt has served as our Vice President and Chief Financial Officer since August 7, 2017 and as our Principal Accounting Officer since August 1, 2016. Mr. Bonfigt was our Vice President, Corporate Controller from August 1, 2016 until his appointment as CFO. Mr. Bonfigt was previously Vice President - Finance of our wholly-owned subsidiary Brad Foote Gear Works, Inc. (“BFGW”), beginning in April 2014, and before that served as our Director, Treasury beginning in March 2011. He began his career working in business planning functions at Schneider National, a provider of truckload, intermodal and logistics services. Mr. Bonfigt is a Certified Public Accountant who holds a Bachelor of Science degree in Accounting and Finance from the University of Wisconsin - Green Bay, and holds a Master of Business Administration degree in Finance and Economics from the Kellogg School of Business - Northwestern University.

Gilbert M. Mayo has served as President of the Company’s wholly-owned subsidiary, Broadwind Industrial Solutions, LLC (“BIS”), since September 2018.  Mr. Mayo was our General Manager, Heavy Fabrications, at Broadwind Towers from January 27, 2015 to October 1, 2017 until his appointment of President of BIS. Prior to joining Broadwind Towers, Mr. Mayo spent over sixteen years in the Scott Fetzer Company, serving in various leadership roles, including President of the Halex Company, a leading national manufacturer of electrical fittings and accessories.  He held senior operations leadership positions in both the Fort James Company and Michelin Tire Corporation.  Mr. Mayo served as an officer in the United States Marine Corps for five years.  Mr. Mayo holds a Bachelor of Science degree from the United States Naval Academy, a Master of Arts degree from Webster University and a Master of Business Administration degree from Clemson University.

Daniel E. Schueller has served as President of Broadwind Towers since May 2019.  He served as President of BFGW from May 2016 to April 2019 and also served as President of BFGW from April 2010 to March 2013. In the interim period, Mr. Schueller was Vice President of Bronto Skylift (a subsidiary of Federal Signal) in Tampere, Finland, a manufacturer of truck mounted aerial equipment for fire protection and industrial applications. Prior to that assignment, he was Vice President/General Manager Parts and Service and Vice President/General Manager of Vactor Manufacturing, part of the Environmental Solutions Group of Federal Signal Corporation, from March 2003 to April 2010. Mr. Schueller previously held manufacturing positions at Tecumseh Engines and at Case New Holland. Mr. Schueller earned a Bachelor of Science Degree in Mechanical Engineering Technology from the Milwaukee School of Engineering, and a Master of Business Administration degree from St. Ambrose University. He currently serves on the Board of Directors of HCC Inc., a supplier of combine components to the agricultural industry, and was previously on the Advisory Board of the Illinois Manufacturing Excellence Center.

Wayne W. Hanna has served as President of BFGW since May 2019. He brings over thirty years of experience as a business leader with a broad array of global manufacturing companies. Mr. Hanna has extensive expertise in operations, continuous improvement, and corporate development. Prior to joining Broadwind, Mr. Hanna served as a process improvement consultant with Crowe, LLP from April 2017 to April 2019. Previously, he was President and Chief Executive Officer of Cotta Transmission Company, a manufacturer of industrial and high-speed gearboxes from November 2011 to January 2017. Earlier in his career he held senior leadership positions of increasing responsibility at ABP Induction, Gemcor, Monarch Machine Tool Company and FMC Corporation. Mr. Hanna holds an MBA degree in Finance from The George Washington University and Bachelor’s degrees in Chemical Engineering and Economics from Bucknell University.

SEC Settlement Involving Former Chief Financial Officer

On February 11, 2015, a settlement was approved in connection with the SEC investigation previously disclosed in our SEC reports. The investigation related to certain accounting practices in 2009 - 2010 related to revenue recognition, cost accounting and intangible and fixed asset valuations concerning BFGW. In connection with the settlement, Ms. Kushner agreed to pay disgorgement and prejudgment interest of $23,109 and a penalty of $50,000 related solely to the intangible valuation issue. We subsequently reimbursed her for the disgorgement and prejudgment interest payment. For additional information regarding the investigation, please see Item 3 “Legal Proceedings” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, as filed with the SEC.

COMPENSATION DISCUSSION AND ANALYSIS

Business Summary

We are a precision manufacturer of structures, equipment and components for clean tech and other specialized applications. We provide technologically advanced high value products to energy, mining and infrastructure sector customers, primarily in the U.S. Our most significant presence is within the U.S. wind energy industry, although we have diversified into other industrial markets in order to improve our capacity utilization and reduce our exposure to uncertainty related to favorable governmental policies currently supporting the U.S. wind energy industry. Within the U.S. wind energy industry, we provide products primarily to wind turbine manufacturers. Outside of the wind energy market, we provide precision gearing, industrial fabrications and assembly and kitting components to a broad range of customers for oil and gas, mining, steel and other industrial applications.

For a more detailed discussion of our business, please see Item 1, “Business”, of our Annual Report.

2019 Business Highlights

•	Commercial success accelerated, with total orders up more than double to approximately $222 million in 2019 and successful diversification of customers and industries in all segments.
•	Revenues rose 42% to $178 million in 2019, primarily due to growth in towers, industrial fabrications, custom gearboxes and industrial solutions.
•	Total net loss of ($4.5) million, or ($0.28) per basic share.
•

Non-GAAP adjusted EBITDA (earnings before interest, income taxes, depreciation, amortization, share based compensation and other stock payments, restructuring costs, impairment charges, and other non-cash gains and losses) recovered to $7.2 million in 2019, primarily due to improved financial results for all segments. For a complete description of non-GAAP adjusted EBITDA and a reconciliation to net loss please refer to our Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

•	Net debt and finance leases declined 11% to $12.2 million in 2019, primarily due to successful working capital management despite accelerating revenue growth.

2019 Named Executive Officers (NEOs)

Our Named Executive Officers for 2019 are:

Name	Position
Stephanie K. Kushner (1)	President and CEO
Eric B. Blashford (2)	Chief Operating Officer
Erik W. Jensen (3)	Vice President, Chief Human Capital Officer

(1) Ms. Kushner retired March 1, 2020 and now serves as the Chairman of our Board.

(2) Effective March 1, 2020, Mr. Blashford now serves as our President and CEO.

(3)  Mr. Jensen was our Vice President and CHCO until he separated from the Company effective December 31, 2019.

Executive Compensation Philosophy and Objectives

Our executive compensation program is designed to support the overall objective of maximizing long-term stockholder value by aligning the interests of our executive officers with the interests of our stockholders, and rewarding executive officers for achieving Company and strategic objectives as established by the Compensation Committee. The executive compensation program is also designed to provide compensation opportunities that attract and retain the services of talented and experienced leaders vital to our short and long-term success. This Compensation Discussion and Analysis provides a description of the material elements of our executive compensation practices for our executive officers. This description should be read in conjunction with the Summary Compensation Table and related compensation tables in this Proxy Statement.

How We Make Compensation Decisions

Pay for Performance Alignment

Our executive compensation program is intended to align the interests of our executive officers with those of our stockholders using performance based incentives. The Compensation Committee designed the executive compensation program so that variable pay elements (performance based bonuses and long-term incentives) constitute a significant portion of the target compensation opportunity for each executive officer.

Corporate Governance Framework

The Compensation Committee engages in an ongoing review of our executive compensation program to ensure that it supports our compensation policy and ultimately serves the interests of our stockholders. Following are highlights of our corporate governance framework, which the Compensation Committee believes reinforces our pay for performance philosophy:

•	Significant Compensation at Risk: Variable pay comprises a significant portion of our executive compensation.
•	No Excise Tax Gross-up Payments on Change in Control Benefits: Our executive compensation arrangements do not include excise tax gross-up payments in the event of a change in control.
•

Limited Perquisites and Other Benefits:  We do not provide our executive officers with perquisites such as Company vehicles, club memberships, financial planning assistance, tax preparation or other benefits. We do not offer a service-based defined benefit pension plan to our employees.

•

Stock Ownership Guidelines:  We require our executive officers and directors to meet stock ownership guidelines (ranging from one to five times annual base salary in the case of executive officers and three times annual cash retainer fees in the case of directors). The stock ownership guidelines are described in more detail below in the section entitled “Stock Ownership Guidelines.”

•

Anti-Hedging and Anti-Pledging Policies: We have adopted policies whereby directors, officers and certain other key employees are prohibited from entering into hedging transactions or similar arrangements with respect to our securities and may not pledge our securities as collateral for a loan.

•	Benchmarking Process: The Compensation Committee reviews the external marketplace and our peer group in order to factor in current competitive and best practices when making compensation decisions.
•

Clawback Policy: We adopted a policy whereby the Compensation Committee may in its discretion and to the extent legally permitted, require the return, repayment or forfeiture of any annual or long-term incentive payment or award made or granted to any current or former executive officer during the 36-month period following the filing of financial statements that are later the subject of a material negative restatement.

•	Use of Independent Compensation Consultant: The Compensation Committee has retained Frederic W. Cook & Co., Inc. (“FW Cook”) as its independent compensation consultant.

Role of Compensation Consultant

Pursuant to the terms of its charter, the Compensation Committee has the authority to retain independent advisors to assist in carrying out its responsibilities. The Compensation Committee has engaged FW Cook, an independent compensation consultant, to advise the Compensation Committee on certain executive compensation matters, including with respect to benchmarking, compensation trends and retention practices. In 2019, FW Cook performed the following services for the Compensation Committee:

•	Provided the Compensation Committee with updates on current trends, regulatory developments and best practices in executive compensation;
•

Advised the Compensation Committee regarding various compensation design and reporting matters (with respect to both executive compensation and Board compensation), and attended four (4) Compensation Committee meetings held during the year; and

•	Advised the Compensation Committee regarding compensation, retention and governance issues related to the CEO leadership transition.

Role of Senior Management in Compensation Decisions

The Board and the Compensation Committee make compensation decisions regarding our executive officers. However, in making executive compensation decisions, the Compensation Committee seeks and considers input from senior management. Senior management regularly participates in the Board’s and the Compensation Committee’s activities in the following specific respects:

•

Our CEO reports to the Compensation Committee with respect to evaluation of the performance of other executive officers. Our CEO makes recommendations as to compensation decisions for these individuals, including base salary levels and the amount and mix of incentive awards. Our CEO is not present when the Compensation Committee deliberates and approves changes to his or her compensation.

•

Our CEO, Chief Financial Officer and CHCO develop and recommend for consideration by the Compensation Committee performance objectives and targets for our incentive compensation programs. The Compensation Committee makes final determinations of performance objectives and targets.

Consideration of Prior Year Say-on-Pay Vote

In the Compensation Committee’s 2019 compensation setting process, the Compensation Committee considered the results of the votes cast on the “say-on-pay” proposal at our 2018 Annual Meeting of Stockholders and determined that our executive compensation philosophy, objectives and elements continue to be appropriate and align with stockholder interests. In 2019, the Company received a 91% vote in favor of the “say-on-pay” advisory proposal. Accordingly, the Compensation Committee did not make any changes to our 2019 executive compensation program in response to the “say-on-pay” vote.

Use of Peer Group

The Compensation Committee uses a customized peer group for benchmarking purposes. The peer group has been revised and/or updated periodically, following recommendations from the Compensation Committee’s independent compensation consultant. The Compensation Committee considered the appropriate peer group in February 2019 based on criteria that included industry classification, annual revenue, and market capitalization. At that time, five companies were removed from the 2018 peer group.  Two of these companies (Hardinge, Inc. and Key Technology, Inc.) had been acquired and no longer report publicly.  Three other companies (Ampco-Pittsburgh Corporation, Preformed Line Products Company and Thermon Group Holdings, Inc.) were removed because their revenues fall outside of the target revenue range. Four additions were made to the peer group (ASV Holdings, Inc., Capstone Turbine Corporation, FuelCell Energy, Inc. and Plug Power, Inc.). Following this review, the Compensation Committee approved the following custom peer group for 2019 executive compensation benchmarking purposes:

ASV Holdings, Inc.	Enphase Energy, Inc.	Perma-Pipe International Holdings, Inc.
Capstone Turbine Corporation	FuelCell Energy, Inc.	Plug Power, Inc.
DMC Global Inc.	Graham Corporation	Twin Disc, Incorporated
The Eastern Company	Hurco Companies, Inc.

Elements of Compensation

Overview

The Compensation Committee has implemented a formalized compensation structure for our executive officers that includes base salary, an annual incentive opportunity and long-term incentives. In allocating compensation among these components, the Compensation Committee believes that each executive officer’s target compensation should include a significant performance based component. The Compensation Committee does not solely use a formulaic approach in determining the weighting of each component of total compensation. Rather, after setting each separate component of compensation, the Compensation Committee reviews the total compensation package of each executive officer relative to market, peers and performance.

Components

Base Salary

We pay our executive officers fixed annual salaries, which provide a degree of financial stability and are intended to reflect the competitive marketplace, to attract and retain quality executive officers. The Compensation Committee reviews base salaries for all executive officers on an annual basis. In determining the base salary for each executive officer, the Compensation Committee assesses the responsibilities associated with the executive officer’s position, individual contributions and performance, skill set, prior experience, and the external market for the position. Although the median of peer group and other external market data is used as a benchmark to set base salaries for our executive officers, actual base salaries may be higher or lower than the median based on the factors set forth above.

Annual Incentive Opportunity

We provide our executive officers with short-term incentive compensation through our annual cash bonus program, the Executive Short-Term Incentive Program (the “STIP”). The STIP is designed to reward our executive officers for achieving pre-established performance goals. The Compensation Committee administers the STIP, including setting annual incentive goals for performance against both financial targets and key business objectives, and then assessing actual performance against those targets at the end of the incentive period. Under the STIP, each executive officer has an annual target bonus opportunity equal to a fixed percentage of base salary, which takes into account peer group market data and the unique skills and contributions of each individual. The STIP target percentage ranges from a minimum of 30% of base salary for certain executive officers, up to 100% of base salary in the case of Ms. Kushner.  Actual STIP payouts may range from 0% to 150% of target depending on the level of performance achieved during the year. All payments under the STIP are subject to the discretion of the Compensation Committee.

Long-Term Incentives

We provide our executive officers with long-term incentive compensation through our Executive Long-Term Incentive Program (the “LTIP”), which is administered under the A&R 2015 EIP. The LTIP is designed as a long-term incentive vehicle to retain key executive officers, promote higher levels of Company stock ownership by executive officers, and encourage long-term planning by the senior leadership team. The LTIP is intended to deliver market competitive long-term incentive opportunities that encourage the behaviors and long-term perspective necessary for creating stockholder value. The Compensation Committee administers the LTIP, including setting long-term incentive goals based upon corporate performance and determining the threshold, target and maximum payout levels for each plan year. Under the LTIP, each executive officer has a target bonus opportunity based on peer group market data and the unique skills and contributions of each individual. In recent years, the LTIP has generally been divided into two components: time-based Restricted Stock Units (RSUs) and performance-based RSUs. For LTIP awards beginning in 2019, the Company retained the right to pay out performance-based RSUs using any combination of cash or shares of common stock.

The chart below shows the targeted total compensation mix for our CEO for 2019:

2019 Compensation

Base Salary

Base salaries for executive officers are reviewed annually by the Compensation Committee, or when there is a significant change in responsibilities.  In 2019, Ms. Kushner’s and Mr. Jensen’s base salaries were not increased because they were deemed to be in line with peers.   Mr. Blashford’s base salary was increased 3.2% from $310,000 in 2018 to $320,000 in 2019, effective April 1, 2019.  The following table sets forth 2019 base salary information for our NEOs:

Executive Officer	Beginning Base Salary	Adjustment Date	New Base Salary
Stephanie K. Kushner	$ 428,450	n/a	$ 428,450
Eric B. Blashford	$ 310,000	4/1/19	$ 320,000
Erik W. Jensen	$ 227,251	n/a	$ 227,251

Annual Incentive Opportunity

2019 STIP Payout.  STIP targets for 2019 were based 50% on earnings targets, 25% on booking orders from a diverse set of customers (“diverse orders”) and 25% on the effective management of working capital.   For the earnings target, the Compensation Committee selected Adjusted EBITDA as the most relevant measure of consolidated financial performance because it most comprehensively captures the management of revenue, margins, and cash expenses.

The following table shows the threshold, target and maximum 2019 EBITDA targets established for purposes of determining 2019 STIP award payouts for our NEOs:

	Threshold (50% payout)	Target (100% payout)	Maximum (150% payout)
2019 Consolidated Adj. EBITDA	$4,899,000	$ 8,099,000	$ 12,185,000

For 2019, we reported consolidated Adjusted EBITDA of $7,226,000, between the threshold and target amounts, resulting in an award of 86.4% for the financial performance component of the 2019 STIP.

The following table shows the threshold, target and maximum 2019 Diverse Orders targets established for purposes of determining 2019 STIP award payouts for all Named Executive Officers.

	Threshold (50% payout)	Target (100% payout)	Maximum (150% payout)
2019 Consolidated Diverse Orders	$43,000,000	$58,700,000	$85,000,000

For 2019, we booked Consolidated Diverse Orders of $53,751,000, an achievement above threshold but below target, resulting in a payout of 84.2% of target for this 25% component of the 2019 STIP.

The following table shows the threshold, target and maximum 2019 targets for Cash Conversion Cycle (“CCC”), a new STIP metric introduced for 2019 related to the effective management of working capital. The CCC is calculated using as a 13-point month-end average of: (a) the number of days sales tied up in accounts receivable net of customer deposits; plus (b) the number of days cost of sales tied up in inventories; less (c) the number of days cost of sales financed by accounts payable. The introduction of the CCC target reflects the desire to increase management’s focus on improving the efficiency of the cash conversion process and thereby improve liquidity and reduce interest expense.

	Threshold (50% payout)	Target (100% payout)	Maximum (150% payout)
2019 Avg. CCC (days)	50	40	35

In 2019, the 13-point CCC averaged 29 days, better than the 35 day maximum payout target.  As a result, the payout for this metric, which comprised one-quarter of the total STIP target, was 150%.

Based on these factors, total 2019 STIP payouts to the NEOs were as follows:

Executive Officer	2019 STIP Payout
Stephanie K. Kushner	$ 435,948
Eric B. Blashford	$ 161,430
Erik W. Jensen	$ 69,368

Long-Term Incentives

Pre-2019 LTIP Structure  Beginning with the 2017 grant and continuing into 2018, the Compensation Committee adopted a 3-year LTIP structure that (i) uses a performance index (as described below, the “PI”) formula as the metric for calculating performance-based LTIP payouts, (ii) shifts to a higher level of performance-based versus time-based awards, (iii) provides that the award will be paid completely in our common stock and (iv) provides that potential achievement ratings may range from 0% to 200% of target.

The 2017 and 2018 LTIP awards were allocated in the following manner: 45% time-based RSUs which vest in three equal annual tranches on the anniversary of the grant date; and 55% performance-based RSUs tied to successful growth in the PI over a three-year performance period, beginning at the start of the fiscal year during which the RSUs were granted.

The performance-based RSU awards are tied to our success at growing stockholder value over the three-year performance period, as calculated below:

PI is measured annually, as:  (Consolidated EBITDA x Target Multiple) – Average Net Debt

Average Shares Outstanding

Where:

Target Multiple:       Is set annually by the Board to approximate market EBITDA multiples for peers

Average Net Debt:    Average of 12 monthly totals of Short-term debt + Long-term debt –Cash & Marketable Securities

Average Shares Outstanding: As presented in our external financial statements

Performance goals were set based on achieving targeted annual growth in PI over a three-year period, relative to the PI in the base or preceding year.    Payout of the performance-based bonus for the three-year period is linked to achievement of cumulative total PI relative to the targeted PI for the three-year performance period. However, at the conclusion of each of years one and two, partial vesting up to a pro rata share of the targeted amount is available if the PI growth rate for the respective period is achieved.

Vesting of 2017 and 2018 Performance-Based RSUs.  Under the current LTIP structure, performance shares are earned based on year-over-year growth in PI against the base period.  Although the full performance period is three years, partial vesting of a pro-rated number of shares is available after years one and two of the three year period to the extent PI growth meets or exceeds the targeted percentage.  For the 2017-2019 three-year plan, no performance shares vested for our NEOs in any year because consolidated EBITDA and therefore the PI fell below threshold levels, and therefore were forfeited in full.

For the 2018-2020 three-year LTIP, awarded in February of 2018, no performance shares vested for our NEOs in 2019 based upon 2018 financial results, although shares vested in 2020 due to stronger 2019 financial results, as shown in the table below.

Executive Officer	Shares Vested
Stephanie K. Kushner	25,544
Eric B. Blashford	9,020
Erik W. Jensen (1)	-

_____________________________________________

 (1)Mr. Jensen’s shares were forfeited due to his termination effective December 31, 2019.

2019 LTIP Awards:

For 2019, the LTIP was again structured as a blend of time-based RSUs and performance-based RSUs. As before, the value of the award was tied to a targeted percentage of the executive’s base salary, with 45% of the total value denominated in RSUs and 55% of the total value denominated in performance-based RSUs. The structure and targets for the performance-based portion of the LTIP award were changed in 2019 due to a shift in strategy to increase focus on the desire to diversify both customers and products.  Consequently, the targets for the 2019 award were linked to profitable sales in the calendar year 2021 of new products to existing customers and sales to new customers.

The following table summarizes the awards granted in 2019 to the NEOs under the LTIP, as approved by the Compensation Committee at its February 2019 meeting:

Executive Officer	Targeted 2019 LTIP Value (% of Base Salary) (1)	2019 LTIP Time-Based RSUs Granted (2)	2019 LTIP Performance-Based RSUs Awarded (at Target) (3)
Stephanie K. Kushner	100	96,401	117,824
Eric B. Blashford	75	52,313	63,938
Erik W. Jensen (4)	30	15,339	18,748

________________________

(1)The Committee elected to set a share price floor of $2.00 for purposes of calculating the quantity of shares granted.  As such, the grant date fair value of the shares awarded was below the targeted value as a percentage of base salary.

(2)Represents 45% of total 2018 LTIP value.

(3)Represents 55% of total 2018 LTIP value at target.  Actual payout ranges from 0 to 2 times target.

(4)Mr. Jensen’s shares were forfeited due to his termination effective December 31, 2019.

In addition, Ms. Kushner received an additional performance-based grant to further encourage enhanced performance in the business and continued assistance with the leadership transition.  The Compensation Committee approved an award of 52,356 performance-based RSUs ($100,000 in value at grant date) which will be earned if the Company meets the performance target established for the 2019 LTIP Performance-Based RSUs described above. Further, Ms. Kushner’s awards were modified from the standard form to take into account her potential retirement.  Please see the below discussion under the heading “Potential Payments Upon Termination of Employment or Change in Control” for a further description of the award modifications.

2020 Compensation

Base Salary

Base salaries for executive officers are reviewed annually by the Compensation Committee, or when there is a significant change in responsibilities.  In connection with his promotion to President and CEO, effective March 1, 2020, the Company and Mr. Blashford entered into an employment agreement, as further described below under the heading “CEO Employment Agreement”.  In connection therewith, Mr. Blashford’s annual base salary was increased from $320,000 to $400,000. The following table sets forth 2020 base salary information for Mr. Blashford.  Ms. Kushner’s base salary was not increased in 2020 due to her retirement as President and CEO, effective March 1, 2020.  Mr. Jensen separated from the Company effective December 31, 2019.

Executive Officer	Beginning Base Salary	Adjustment Date	New Base Salary
Eric B. Blashford	$ 320,000	3/1/20	$ 400,000

Annual Incentive Opportunity

2020 STIP Structure

The structure of the STIP program was unchanged in 2020.

2020 LTIP Structure

The structure of the LTIP program was adjusted such that targets were established for the summation of results over the three-year period of 2020-2022. As established in 2019, the targets are based on generation of profitable sales from new customers and sales of new products to existing customers.

Other Compensation Practices and Policies

Severance and Change in Control Provisions

Our employment agreements with Ms. Kushner and Mr. Blashford and our severance and non-competition agreements with our other named executive officers contain severance and change in control provisions. These are more fully described below under the heading “Potential Payments Upon Termination of Employment or Change in Control.” The severance provisions are intended to protect the executive officers from the loss of reasonably expected compensation and benefits (i) if we terminate the executive officer’s employment without cause or (ii) in the case of Ms. Kushner or Mr. Blashford, if such employee terminates his or her employment for good reason. We provide severance benefits to recruit and retain executive officers, and we believe this benefit enhances our ability to attract and retain executive officers during challenging economic circumstances and in a competitive job market for executive talent. We believe the change in control provisions are aligned with the interests of our stockholders, enabling us to retain the executive officers in the event of a pending, threatened or actual change in control. The provisions are also intended to provide our executive officers with incentives to obtain the highest possible value in the event of a future acquisition of the Company, despite the risk of losing employment.

Other Benefits

Our executive officers participate in our corporate-wide benefit programs and are provided benefits that are generally commensurate with the benefits provided to other full-time employees, which includes participation in our qualified defined contribution plan. We do not provide our executive officers with perquisites or other personal benefits such as Company vehicles, club memberships, financial planning assistance, tax preparation, or other benefits. Term life insurance is provided to Ms. Kushner and Mr. Blashford. These perquisites are disclosed in the “Details Behind All Other Compensation Column” table below.

Stock Ownership Guidelines

To further align the interests of our executive officers and directors with the interests of our stockholders, the Board adopted stock ownership guidelines for our executive officers and directors in March 2011. The required stock ownership levels are to be achieved within five years of first appointment or election as an executive officer or director, as applicable. The stock ownership guidelines require (i) each director to own a number of shares of our common stock having a value equal to three times the annual cash retainer fees earned in the immediately preceding calendar year, and (ii) each executive officer to own a number of shares of our common stock having a value equal to a multiple of the executive officer’s base salary then in effect, divided by the closing price of the stock, as follows:

Position	Multiple of Base Salary
President and CEO	5 times
Chief Financial Officer and Chief Operating Officer (as applicable)	3 times
All Other Executive Officers	1 times

If an executive officer fails to satisfy the requirements of the stock ownership guidelines, the executive officer may have 25% of his or her annual incentive bonus paid solely in shares of our common stock until the executive officer owns the requisite number of shares. If a director fails to satisfy the requirements of the stock ownership guidelines, the director may have 25% of his or her director fees paid solely in shares of our common stock until the director owns the requisite number of shares. The Board has the authority and discretion to administer, interpret, amend or modify the stock ownership guidelines and to make all determinations that may be necessary or advisable in connection therewith (e.g., to take into account market volatility and instances of individual hardship).

Policies on Hedging and Pledging

Under our Policy Statement on Inside Information and Securities Trading (the “Policy”), all “Designated Persons” (as defined in the Policy to include our directors, officers and certain other key employees or representatives), are prohibited from entering into hedging or monetization transactions or similar arrangements with respect to our securities, including the purchase or sale of “puts” or “calls” or the use of any other derivative instruments. Additionally, under the Policy, Designated Persons (i) may not pledge our securities as collateral for a loan, and (ii) must obtain pre-clearance from a “Securities Trading Administrator” (as defined in the Policy) before engaging in any transaction involving our securities.

Clawback Policy

Under our Policy on Recoupment of Incentive Compensation, the Compensation Committee may in its discretion and to the extent legally permitted, require the return, repayment or forfeiture of any annual or long-term incentive payment or award made or granted to any current or former executive officer during the 36-month period following the filing with the SEC of financial statements that are later the subject of a material negative restatement (a “Restatement”), if: (i) the payment or award was predicated upon achieving certain financial results that were subsequently the subject of the Restatement; (ii) the Compensation Committee determines that the executive officer engaged in intentional misconduct that caused the need for the Restatement; and (iii) a lower payment or award would have been made to the executive officer based upon the restated financial results. In each such instance, the amount required to be returned, repaid or forfeited shall be the amount by which the executive officer’s payment or award for the relevant period exceeded the lower payment or award that would have been made or granted based on the restated financial results.

In addition, the Compensation Committee may in its discretion and to the extent legally permitted, require the return or repayment of any profits realized by such executive officer on the sale of our securities received pursuant to any such award granted during such 36-month period following the filing with the SEC of financial statements that are later the subject of such a Restatement, if the Compensation Committee determines that the executive officer engaged in intentional misconduct that caused the need for the Restatement.

Tax Deductibility of Executive Compensation

Section 162(m) of the IRC (“Section 162(m)”) limits to $1,000,000 per year the deduction that a publicly held corporation may take for compensation paid to each of its CEO, CFO and the three other most highly compensated employees. The exemption from Section 162(m)’s deduction limit for performance-based compensation was repealed with the 2017 Tax Cuts and Jobs Act (the “Tax Act”), such that compensation paid to our covered executive officers in excess of $1 million will not be deductible unless it qualifies for transition relief applicable to certain written binding contracts in place as of November 2, 2017 and not materially modified on or after that date.  To the extent a contract was effective on November 2, 2017, any amount the Company would be obligated to pay pursuant to that contract under applicable law would not be subject to the performance-based compensation repeal with the Tax Act. The Compensation Committee recognizes the desirability of preserving the deductibility of payments made to our executive officers and will continue to assess the impact of Section 162(m) on our compensation practices. The Compensation Committee also believes that it must maintain flexibility in its approach in order to structure a program that is the most effective in attracting, motivating and retaining our key executive officers. Further, the Compensation Committee believes that Section 162(m) will have no material effect on the organization while our NOLs remain significant.

Report of the Compensation Committee of the Board of Directors on 2019 Executive Compensation

This report is submitted by the Compensation Committee of the Board. The Compensation Committee has reviewed the Compensation Discussion and Analysis and discussed it with management and, based on the review and discussion, has recommended to the Board that it be included in the Company’s Proxy Statement for its 2020 Annual Meeting of Stockholders and Annual Report on Form 10-K for the year ended December 31, 2019.

Members of the Compensation Committee:
Cary Wood (Chairman)
Philip J. Christman
Terence P. Fox Thomas A. Wagner

2019 Summary Compensation

The following table provides information regarding the compensation earned during the last two fiscal years by the following executive officers, whom we collectively refer to as our “named executive officers” or “NEOs” for purposes of this Proxy Statement.

SUMMARY OF COMPENSATION TABLE-2019

						Non-Equity
				Stock	Option	Incentive Plan	All Other
Name and Principal Position	Year	Salary	Bonus	Awards (1)	Awards	Compensation	Compensation (2)	Total
Stephanie K. Kushner	2019	$428,450	—	$509,170	—	$435,948	$14,156	$1,387,724
President & Chief	2018	$422,823	—	$333,006	—	$58,350	$13,956	$828,135
Executive Officer

Eric B. Blashford	2019	$317,308	—	$222,039	—	$161,430	$11,500	$712,277
President & Chief Operating Officer	2018	$304,648	—	$248,088	—	$10,510	$11,300	$574,546

Erik W. Jensen	2019	$227,251	—	$65,106	—	$69,368	$122,916	$484,641
Vice President & Chief Human Capital Officer	2018	$224,266	—	$52,989	—	$9,722	$9,171	$296,148

(1)

Represents the aggregate grant date fair value of all performance-based and time-based RSUs granted during the applicable year and calculated in accordance with ASC Topic 718 under our Equity Incentive Plan that was in effect at the time of grant, and assumes no forfeiture rates derived in the calculation of the grant date fair value of the awards. The assumptions used to determine the valuation of the 2019 awards are discussed in Note 14 to our consolidated financial statements included in our Annual Report.

(2)	Please see the “Details Behind All Other Compensation Column” table below, a separate table provided for additional information regarding these amounts.

Details Behind All Other Compensation Column

The following table sets forth details concerning the information in the “All Other Compensation” column in the above 2019 Summary Compensation Table.

	Registrant
	Contributions	Life/
	to Defined	Disability	Post-
	Contribution	Insurance	Termination
Name	Plans (1)	Premiums (2)	Benefits (3)	Other	Total
Stephanie K. Kushner	$11,200	$2,956	$—	$—	$14,156
Eric B. Blashford	$11,200	$200	$—	$100	$11,500
Erik W. Jensen	$9,090	$200	$113,626	$—	$122,916

(1)	Represents the value of the 401(k) plan matching contributions made by the Company for 2019, which matching contribution was paid in full in Company stock.

(2)	Represents the contributions by the Company to life insurance, long-term disability insurance and accidental death and dismemberment insurance premiums.

(3)

Mr. Jensen was our CHCO until he separated from the Company effective December 31, 2019. The post-termination benefits paid to Mr. Jensen reflect amounts paid to him pursuant to a Separation Agreement between Mr. Jensen and the Company dated December 23, 2019, which is detailed below under “Separation Agreement with Mr. Jensen.”

Outstanding Equity Awards at 2019 Year End

The following table includes certain information with respect to the value of all unexercised options to purchase shares of our common stock and unvested shares of restricted stock and RSUs previously awarded to the NEOs as of December 31, 2019.

		Option Awards				Stock Awards
		Number of	Number of			Number of	Market
		Securities	Securities			Shares or	Value of Shares or
		Underlying	Underlying			Units of	Units of Stock
		Unexercised	Unexercised	Option	Option	Stock That	That Have
		Options	Options	Exercise	Expiration	Have	Not
Name	Grant Date	Exercisable	Unexercisable	Price	Date	Not Vested (1)	Vested (2)
Stephanie K. Kushner	4/23/2019	—	—	—	—	96,401	$160,026
	4/23/2019 (3)	—	—	—	—	117,824	$195,588
	4/23/2019 (3)	—	—	—	—	52,356	$86,911
	2/20/2018	—	—	—	—	41,800	$69,388
	2/20/2018 (4)	—	—	—	—	76,633	$127,211
	2/21/2017	—	—	—	—	13,794	$22,898
	2/21/2017 (5)	—	—	—	—	50,578	$83,959
	5/04/2012	34,129	—	$3.39	5/04/2022	—	—
	3/07/2011	14,910	—	$13.50	3/07/2021	—	—
	3/09/2010	5,323	—	$54.40	3/09/2020	—	—

Eric B. Blashford	4/23/2019 (3)	—	—	—	—	63,938	$106,137
	4/23/2019	—	—	—	—	52,313	$86,840
	5/4/2018 (6)	—	—	—	—	50,000	$83,000
	2/20/2018	—	—	—	—	14,760	$24,502
	2/20/2018 (4)	—	—	—	—	27,060	$44,920
	2/21/2017	—	—	—	—	4,729	$7,850
	2/21/2017 (5)					17,339	$28,783

Erik W. Jensen	4/23/2019 (3)	—	—	—	—	18,748	$31,122
	4/23/2019	—	—	—	—	15,339	$25,463
	2/20/2018	—	—	—	—	6,652	$11,042
	2/20/2018 (4)	—	—	—	—	12,194	$20,242
	2/21/2017	—	—	—	—	2,260	$3,752
	2/21/2017 (5)	—	—	—	—	8,287	$13,756

(1)Unless otherwise noted, these RSUs vest in one-third increments on each of the first through third year anniversaries of the date of grant.

(2)The market value of shares or units of stock that have not vested reflects a stock price of $1.66, the closing market price of our common stock on December 31, 2019 (the final trading day of 2019).

(3)2019 LTIP performance-based RSUs vest in 3 years provided the performance metric is achieved.

(4)2018 LTIP performance-based RSUs vest in 3 years provided the performance metric is achieved. Although partial vesting up to a pro rata share of the target amount may occur if the applicable target growth rate is achieved, no partial vesting occurred after the first year Achievement of the full award could occur, however, if the targeted annual growth in PI occurs following the completion of the three-year performance period.

(5)2017 LTIP performance-based RSUs were scheduled to vest in 3 years provided the performance metric was achieved. The Company did not achieve its performance metric for this grant, as a result, the performance based RSU’s were forfeited.

(6)The RSUs vest on the third anniversary of the date of grant.

Potential Payments Upon Termination of Employment or Change in Control

Employment Agreement with Former CEO

In connection with the appointment of Ms. Kushner as our President and CEO, we entered into a three-year Second Amended and Restated Employment Agreement with Ms. Kushner dated as of May 20, 2016 (the “Kushner Employment Agreement”). The Kushner Employment Agreement provides for the following compensation and benefits:

•	An initial annual salary of $418,000, subject to review and adjustment on an annual basis.

•	An annual target cash bonus of up to 150% of Ms. Kushner’s base salary, in the event we achieve certain performance targets.

•	Entitlement to participate in our stock incentive program, with a target annual equity grant equal to 100% of Ms. Kushner’s base salary.

•	A $1.5 million term life insurance policy.

•

If Ms. Kushner’s employment is terminated by us without “Cause” or by Ms. Kushner for “Good Reason” (each as defined in the Kushner Employment Agreement) before a change in control, severance benefits consisting of a lump-sum payment equal to 18 months of Ms. Kushner’s then-current base salary, any unpaid bonus for the immediately prior year based on actual performance, the pro-rata portion of Ms. Kushner’s target bonus earned for the year in which termination of employment occurs based on our actual performance, if determinable, or if the results are not determinable, then based on performance at the “target level,” and 18 months of COBRA premium payments.

•

If Ms. Kushner’s employment is terminated by us or a successor entity without “Cause” or by Ms. Kushner for “Good Reason” within one year of a change in control, severance benefits consisting of a lump-sum payment equal to two years of Ms. Kushner’s then-current base salary, any unpaid bonus for the immediately prior year based on actual performance, the pro-rata portion of Ms. Kushner’s target bonus earned for the year in which termination of employment occurs based on our actual performance, if determinable, or if the results are not determinable, then based on performance at the “target level,” 18 months of COBRA premium payments, and accelerated vesting of unvested options and restricted stock awards.

•	Death and disability benefits, including payment of the portion of Ms. Kushner’s target bonus earned for the year in which the termination occurs.

Ms. Kushner will be subject to 18-month non-solicitation and non-competition covenants following termination of employment, as well as confidentiality obligations.  For additional information regarding the Kushner Employment Agreement, please see the full text of the Kushner Employment Agreement filed on May 24, 2016 as Exhibit 10.1 to our Current Report on Form 8-K.

Ms. Kushner resigned as our President and CEO effective March 1, 2020.  In connection with her anticipated retirement, certain of the equity awards granted to Ms. Kushner in April 2019 contained terms which allowed for (i) in regards to the restricted stock unit award, accelerated vesting upon termination of employment as a result of the retirement, which such shares will settle after the applicable restriction period and (ii) in regards to the performance award, accelerated vesting upon termination of employment as a result of retirement, with settlement thereof contingent upon achievement of the applicable performance measures over the performance period.

Employment Agreement with CEO

In connection with the appointment of Mr. Blashford as our President and CEO, we entered into a three-year Employment Agreement with Mr. Blashford dated February 20, 2020 and effective as of March 1, 2020 (the “Blashford Employment Agreement”). The Blashford Employment Agreement provides for the following compensation and benefits:

•	An initial annual salary of $400,000, subject to review and adjustment on an annual basis.

•	An annual target cash bonus of up to 75% of Mr. Blashford’s base salary, in the event we achieve certain performance targets.

•	Entitlement to participate in our stock incentive program, with a target annual equity grant equal to 75% of Mr. Blashford’s base salary.

•	A $1.5 million term life insurance policy.

•

If Mr. Blashford’s employment is terminated by us without “Cause” or by Mr. Blashford for “Good Reason” (each as defined in the Blashford Employment Agreement) before a change in control, severance benefits consisting of a lump-sum payment equal to 18 months of Mr. Blashford’s then-current base salary, any unpaid bonus for the immediately prior year based on actual performance, the pro-rata portion of Mr. Blashford’s target bonus earned for the year in which termination of employment occurs based on our actual performance, if determinable, or if the results are not determinable, then based on performance at the “target level,” and 18 months of COBRA premium payments.

•

If Mr. Blashford’s employment is terminated by us or a successor entity without “Cause” or by Mr. Blashford for “Good Reason” within one year of a change in control, severance benefits consisting of a lump-sum payment equal to two years of Mr. Blashford’s then-current base salary, any unpaid bonus for the immediately prior year based on actual performance,  the pro-rata portion of Mr. Blashford’s target bonus earned for the year in which termination of employment occurs based on our actual performance, if determinable, or if the results are not determinable, then based on performance at the “target level,” 18 months of COBRA premium payments, and accelerated vesting of unvested options and restricted stock awards.

•	Death and disability benefits, including payment of the portion of Mr. Blashford’s target bonus earned for the year in which the termination occurs.

Mr. Blashford will be subject to 18-month non-solicitation and non-competition covenants following termination of employment, as well as confidentiality obligations.  For additional information regarding the Blashford Employment Agreement, please see the full text of the Blashford Employment Agreement filed on February 21, 2020 as Exhibit 10.1 to our Current Report on Form 8-K.

Separation Agreement with Mr. Jensen

The Company entered into severance and non-competition agreements with Mr. Jensen, which includes 12-month non-competition and non-solicitation obligations following termination of employment and provide for the following compensation and benefits:

•

Upon termination of Mr. Jensen’s employment for “Cause” (as defined in the agreement), unpaid but accrued base salary, unpaid benefits and any unpaid bonus earned in accordance with the then applicable bonus plan or program.

•

If Mr. Jensen’s employment is terminated by us without “Cause” prior to a change in control and Mr. Jensen has been employed by us for at least 12 months prior to the date of termination, severance benefits consisting of a lump-sum payment equal to six months of Mr. Jensen’s then-current base salary.

•

If Mr. Jensen’s employment is terminated by us or a successor entity without “Cause” within one year of a change in control, severance benefits consisting of a lump-sum payment equal to 12 months of Mr. Jensen’s then-current base salary.

Mr. Jensen’s employment was terminated as our Vice President and CHCO effective December 31, 2019. Pursuant to the Separation Agreement, Mr. Jensen received a cash severance benefit of $113,625.50. Additionally, pursuant to the Separation Agreement, Mr. Jensen waived any rights to receive any other payments owed to him under his employment agreement or pursuant to our policies, practices and rules. Further, in consideration of the amounts paid to him, Mr. Jensen signed a general release with respect to his employment and separation from employment with us and agreed to be bound by the terms of his severance and non-competition agreement. Per the Separation Agreement, Mr. Jensen’s rights with regard to outstanding equity awards granted to him by us are governed by the applicable award agreement. Mr. Jensen forfeited 39,729 PSUs and 24,251 RSUs upon his termination. For additional information regarding the Separation Agreement, please see the full text of the Separation Agreement filed on February 27, 2020 as Exhibit 10.25 to our Annual Report on Form 10-K.

Equity Compensation Plan Information

The following table provides certain information as of December 31, 2019 with respect to compensation plans under which shares of our common stock are authorized for issuance.

	(a)		(b)	(c)
Number of
securities
remaining
available
for future
	Number of securities		Weighted average	issuances
	to be issued upon		exercise price of	under equity
	exercise of		outstanding	compensation
	outstanding		options,	plans (excluding
	options, warrants		warrants and	securities reflected
Plan Category	and rights		rights	in column (a))
Equity compensation plans approved by security holders	1,411,277	(1)	$2.73	414,270
Total	1,411,277		$2.73	414,270

(1)Includes outstanding stock options to purchase shares of our common stock and outstanding restricted stock awards pursuant to the Amended and Restated Broadwind Energy, Inc. 2007 Equity Incentive Plan, the Broadwind Energy, Inc. 2012 Equity Incentive Plan, and the A&R 2015 EIP (collectively, the “Equity Incentive Plans”). Each of the Equity Incentive Plans has been approved by our stockholders.

CERTAIN TRANSACTIONS AND BUSINESS RELATIONSHIPS

Under the Audit Committee’s charter and applicable provisions of our Code of Ethics, the Audit Committee has the responsibility to review transactions that are considered related party transactions pursuant to Item 404 of Regulation S-K and to assess whether such transactions meet applicable legal requirements. Directors and executive officers who believe that they may be related parties in transactions with us will inform the Board or the Audit Committee of such belief and provide all relevant information. In accordance with Delaware law, any such transaction must be (a) approved or ratified in good faith by the Board or the Audit Committee by a majority vote of disinterested directors; (b) approved in good faith by a vote of stockholders sufficient for the purpose; or (c) fair to us at the time the transaction is approved or ratified. Additionally, under applicable law, a transaction would not be void or voidable solely because it was with a related party, the related party was present at or participated in a meeting of the Board or the Audit Committee in which the transaction was approved, or the related party’s vote was counted for such purpose, if the material facts as to the related party’s relationship or interest as to the transaction are disclosed or known to the Board or the Audit Committee or to our stockholders entitled to vote thereon. Since January 1, 2019, the Company has not had any related party transactions involving an amount in excess of the lesser of $120,000 and one percentage of the average of the Company’s total assets at year-end for the last two completed fiscal years.

PROPOSALS TO BE VOTED UPON

ELECTION OF DIRECTORS

(Proposal No. 1)

General Information

In connection with Eric Blashford’s election to the Board effective March 1, 2020 and pursuant to a recommendation by the Governance/Nominating Committee, the Board increased the size of the Board to seven (7) directors. Pursuant to a recommendation by the Governance/Nominating Committee, the Board has nominated seven (7) directors for election at the Annual Meeting. In connection with the Annual Meeting, all of these nominees are current members of the Board:  Eric B. Blashford, Philip J. Christman, Terence P. Fox, Stephanie K. Kushner, David P. Reiland, Thomas A. Wagner and Cary B. Wood.

In the absence of other instructions, each proxy will be voted for each of the nominees. If elected, each nominee will serve until the next Annual Meeting of Stockholders and until his or her successor shall be elected and qualified. If, prior to the Annual Meeting, it should become known that any of the nominees will be unable to serve as a director after the Annual Meeting by reason of death, incapacity or other occurrence, the proxies will be voted for such substitute nominee as is selected by the Board or, alternatively, not voted for any nominee.

BOARD RECOMMENDATION

The Board recommends that you vote “FOR” each of the nominees to the Board set forth in this Proposal No. 1.

AMENDMENT OF THE CERTIFICATE OF INCORPORATION

(Proposal No. 2)

General Information

On February 18,  2020, the Board unanimously approved, subject to stockholder approval, an amendment of the Company’s Certificate of Incorporation, as amended, to change the Company’s corporate name from “Broadwind Energy, Inc.” to “Broadwind, Inc.” (the “Amendment”).  Subject to stockholder approval, Article I of our certificate of incorporation will be amended and restated in its entirety as shown on Appendix A.  The Board believes the Amendment is advisable and in the best interests of the Company and its stockholders, and recommends to our stockholders the approval and adoption of the Amendment and the resulting Name Change.

Reason for the Amendment

The Amendment and the resulting Name Change are deemed necessary to more accurately reflect our current and future business activities.

Our most significant presence is within the U.S. wind energy industry, although we have diversified into other industrial markets in order to improve our capacity utilization and reduce our exposure to uncertainty related to governmental policies.  To reflect our diversification progress to date, we rebranded to Broadwind Energy, Inc. doing business as Broadwind in early 2020.

The Company’s strategic objectives, as more fully described in Item 1, “Business”, of our Annual Report, include our continued strategy to diversify outside of wind energy.  We have focused our market research activities and our sales force on expanding and diversifying our customer base and product lines.  We are leveraging existing customer relationships within each of our segments to cross sell our broad portfolio of capabilities.  We have introduced a new product development process, a stage gate model, which provides a framework for evaluating opportunities and commercialization.

To continue advancement of these strategic initiatives, better position the public’s perception of the Company and align the Company’s corporate name with the current and future nature of our business operations, the Board believes it is in the best interest of the Company and its stockholders to adopt the Name Change through the Amendment.

Effects of the Amendment

If approved, the Amendment will become effective upon the filing with the Secretary of State of the State of Delaware, which will occur as soon as reasonably practicable in the Board’s sole discretion following the Annual Meeting.

If the Amendment becomes effective, the rights of stockholders holding certificated shares under currently outstanding stock certificates and the number of shares represented by those certificates will remain unchanged. The Amendment and resulting Name Change will not affect the validity or transferability of any currently outstanding stock certificates nor will it be necessary for stockholders with certificated shares to surrender or exchange any stock certificates they currently hold as a result of the Amendment and resulting Name Change. Any new stock certificates that are issued after the Amendment becomes effective will bear the name, “Broadwind, Inc.”

The Proposed Amendment and resulting Name Change will not affect our NASDAQ trading symbol, which will continue to be “BWEN.”

If the Amendment is not approved by the stockholders, the proposed amendment to our Articles of Incorporation, as amended, will not be made and our name will remain unchanged.

BOARD RECOMMENDATION

The Board recommends that you vote “FOR” the Amendment and the resulting Name Change set forth in this Proposal No. 2.

ADVISORY (NON-BINDING) VOTE TO APPROVE EXECUTIVE COMPENSATION

(Proposal No. 3)

Section 14A of the Exchange Act requires us to give our stockholders the opportunity to approve, on a non-binding advisory basis, the compensation of our NEOs. Accordingly, we are presenting this proposal, commonly known as a “Say-on-Pay” proposal, which gives our stockholders the opportunity to express their views on the compensation of our named executive officers by voting for or against the following resolution:

“RESOLVED, that the Company’s stockholders approve, on a non-binding advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2020 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Summary Compensation Table and other related tables and disclosures set forth in such Proxy Statement.”

Stockholders are urged to read this Proxy Statement carefully and consider the various factors regarding compensation matters discussed therein.

Our executive compensation philosophy is specifically designed to:

•	Attract, motivate and retain talented and experienced leaders vital to our short-and long-term success;

•	Align the interests of executives with those of our stockholders by rewarding performance that enhances stockholder value; and

•	Include as part of overall compensation, a significant component of variable pay elements (performance-based bonuses and long-term incentives) to reflect pay for performance.

The Compensation Committee structures our executive compensation plans and programs in accordance with this philosophy, and the compensation paid to our NEOs reflects this philosophy.

Although this vote is advisory and thus non-binding, the Board and the Compensation Committee value the opinions of our stockholders and will consider the outcome of this Say-on-Pay vote when evaluating our compensation philosophy, policies and practices.

Proxies submitted without direction pursuant to this solicitation will be voted “FOR” the above resolution.

BOARD RECOMMENDATION

The Board recommends that you vote “FOR” the non-binding advisory resolution approving the compensation of our named executive officers as disclosed in this Proxy Statement.

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Proposal No. 4)

Representatives of our independent registered public accounting firm are expected to be present at the Annual Meeting. Such representatives will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

RSM US LLP (“RSM”), our independent registered public accounting firm provides services in connection with the audit of our financial statements, assistance with our Annual Report submitted to the SEC on Form 10-K and filed with the SEC, and consultation on matters relating to accounting and financial reporting.

Audit Fees

The following table sets forth the approximate fees billed by RSM for 2018 and 2019:

	2018	2019
Audit Fees	$427,500	$417,150
Audit Related Fees	$45,800	$23,480
Tax Fees	$—	$—
All Other Fees	$—	$—
Total	$473,300	$440,630

Audit Fees consist of fees billed for the audit of our year-end financial statements, review of financial statements included in our Quarterly Reports and our Current Reports, as well as review of correspondence with the SEC and Sarbanes Oxley Section 404 advisory services.

Audit Related Fees consist of fees billed for attest services related to common stock offering as well as all out-of-pocket expenses.

The Audit Committee has considered whether provision of the above audit related services is compatible with maintaining the registered public accounting firm’s independence and has determined that such services are compatible with maintaining the registered public accounting firm’s independence.

Pre-Approval of Audit Fees

Pursuant to its charter, the Audit Committee is responsible for pre-approving all audit and permitted non-audit services to be performed for us by our independent auditors. When assessing requests for pre-approval, the Audit Committee will consider whether the provision of such services is consistent with maintaining the independent auditors’ independence. The Audit Committee pre-approved all audit and permitted non-audit services performed for us in 2018 and 2019.

BOARD RECOMMENDATION

The Board recommends that you vote “FOR” the ratification of the appointment of RSM as the independent registered public accounting firm for the Company for 2020.

OTHER MATTERS

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than ten percent of our common stock, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Executive officers, directors and greater than 10 percent stockholders (“Insiders”) are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

Based on a review of copies of these reports and amendments provided to us and written representations from executive officers and directors, we believe that, during 2019 and during the subsequent period through the date of this Proxy Statement, Insiders have complied with all applicable Section 16(a) reporting requirements, other than a Form 4 for one sale transaction by Daniel E. Schueller on April 24, 2019 which was not reported on a timely basis.

Multiple Stockholders Sharing the Same Address—“Householding”

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

At this time, one or more brokers with accountholders who are Company stockholders will be householding our proxy materials. A single Proxy Statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholder. Once you have received notice from your broker that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Proxy Statement, please notify your broker. You may direct your written request for a copy of the Proxy Statement to Broadwind, Attn: Corporate Secretary, 3240 South Central Avenue, Cicero, IL 60804, or you may request a copy by telephone at 708-780-4800. If your broker is not currently householding (i.e., you received multiple copies of our Proxy Statement), and you would like to request delivery of a single copy, you should contact your broker.

Stockholder Proposals and Nominations

Any appropriate proposal or nomination submitted by a Company stockholder and intended to be included in our Proxy Statement for the 2021 Annual Meeting must be received by us at our principal executive offices no later than November 19, 2020. Any such proposal must comply with the proxy rules of the SEC and our Bylaws and be sent to our Corporate Secretary at the address on the cover of this Proxy Statement.

Also, a stockholder proposal intended to be presented at the 2021 Annual Meeting of Stockholders but not included in our Proxy Statement and proxy must be received by us no earlier than January 1, 2021, and no later than January 31, 2021, provided, however, that in the event that the 2021 Annual Meeting is called for a date that is not within 30 days before or after the anniversary date of the 2020 Annual Meeting, such proposal must be received by us no later than the 10th day following the day on which the notice of the date of the 2021 Annual Meeting was mailed or public disclosure of the date of the 2021 Annual Meeting was made, whichever first occurs. The persons named as proxies in our proxy for the 2021 Annual Meeting will have discretionary authority to vote the shares represented by such proxies on any such stockholder proposals, if presented at the 2021 Annual Meeting, without including information about the proposal in our materials. To be properly brought before an annual meeting, our Bylaws require that any such proposal state:

•	a brief description of the business to be brought before the Annual Meeting;

•	the name and record address of the stockholder or beneficial owner;

•	the class and number of shares of our capital stock owned by the stockholder or beneficial owner;

•

whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares) has been made, the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, such stockholder or beneficial owner with respect to any shares of our stock (which information shall be updated by such stockholder or beneficial owner as of the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting no later than 10 days after such record date, and in any event, not later than one business day prior to the date of the Annual Meeting);

•	a description of any interest such stockholder or beneficial owner may have in the business to be brought before the Annual Meeting; and

•	a representation that such stockholder or beneficial owner intends to appear in person or by proxy at the Annual Meeting.

Any nominations received from stockholders must be in full compliance with applicable laws and with our Bylaws.

Any such proposal should be sent to our Corporate Secretary at the address on the cover of this Proxy Statement.

Dated: March 19, 2020

Cicero, Illinois

Appendix A

CERTIFICATE OF AMENDMENT

OF THE CERTIFICATE OF INCORPORATION

OF

BROADWIND ENERGY, INC.

Broadwind Energy, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the Delaware General Corporation Law (the “DGCL”),

DOES HEREBY CERTIFY:

FIRST:  That the Board of Directors duly adopted resolutions proposing to amend the Corporation’s Certificate of Incorporation, as amended, declaring said amendment to be advisable and in the best interests of the Corporation and its stockholders, and authorizing the appropriate officers of the Corporation to solicit the consent of the stockholders therefor, which resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Corporation’s Certificate of Incorporation, as amended, be amended by changing the Article thereof numbered “Article I” so that, as amended, said Article shall be and read as follows:

The name of this corporation is Broadwind, Inc.

SECOND:  That an annual meeting of the stockholders of the Corporation was duly called and held upon notice in accordance with Section 222 of the DGCL, at which meeting the holders of the outstanding capital stock of the Corporation having not less than the minimum number of votes necessary to authorize or take such action as required by the DGCL voted in favor of the Amendment.

THIRD:  That the aforesaid Amendment was duly adopted in accordance with the applicable provisions of Section 242 of the DGCL.

IN WITNESS WHEREOF, this Certificate of Amendment of the Certificate of Incorporation has been executed by a duly authorized officer of the Corporation on this __ day of ____________, 2020.

BROADWIND ENERGY, INC.

By: ___________________________________

Name:  Eric B. Blashford

Title: President and Chief Executive Officer

A-1

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. BROADWIND ENERGY, INC. ATTN: CORPORATE SECRETARY 3240 SOUTH CENTRAL AVENUE CICERO, IL 60804 VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 1a. Eric B. Blashford For 0 0 0 0 0 0 0 For 0 Against 0 0 0 0 0 0 0 Against 0 Abstain 0 0 0 0 0 0 0 Abstain 0 For 0 Against 0 Abstain 0 1b. Philip J. Christman 3. To cast a non-binding advisory vote approving the compensation of the Company's named executive officers. 1c. Terence P. Fox 0 0 0 1d. Stephanie K. Kushner 4. To ratify the appointment of RSM US LLP as the Company's independent registered public accounting firm for 2020. 1e. David P. Reiland 1f. Thomas A. Wagner NOTE: To consider and act upon such other matters as may properly come before the Annual Meeting of Stockholders of the Company and any adjournments or postponements thereof. 1g. Cary B. Wood The Board of Directors recommends you vote FOR proposals 2, 3 and 4. 2. To approve the Certificate of Amendment of the Certificate of Incorporation to change our name from "Broadwind Energy, Inc." to "Broadwind, Inc." Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 0000442359_1 R1.0.1.18

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice and Proxy Statement are available at www.proxyvote.com BROADWIND ENERGY, INC. Annual Meeting of Stockholders May 1, 2020 8:00 AM CENTRAL DLT This proxy is solicited by the Board of Directors The undersigned hereby appoints Eric B. Blashford as proxy and attorney-in-fact with full power of subsitution and hereby authorizes him to represent and vote, as provided on the other side of this proxy card, all the shares of Broadwind Energy, Inc. Common Stock which the undersigned is entitled to vote and, in his discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company or any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Annual Meeting. THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES UNDER PROPOSAL 1, FOR PROPOSALS 2, 3 AND 4, AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING. Continued and to be signed on reverse side 0000442359_2 R1.0.1.18